Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-164629

THE FRONTIER FUND

(a Delaware statutory trust)

Supplement

dated January 28, 2011 to the

Prospectus

and Disclosure Document

dated April 30, 2010

THE FRONTIER FUND

FRONTIER DIVERSIFIED SERIES; FRONTIER DYNAMIC SERIES; FRONTIER

LONG/SHORT COMMODITY SERIES; FRONTIER MASTERS SERIES

Supplement dated January 28, 2011 to the Prospectus and Disclosure Document Dated as of April 30, 2010

The following information amends the disclosure in the Prospectus and Disclosure Document dated as of April 30, 2010 (the “Prospectus”). If any statement in this supplement conflicts with a statement in the Prospectus, the statement in this supplement controls.

Risk Disclosure Statement

The disclosure included on the inside cover of the Prospectus under the heading “COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT” is hereby deleted in its entirety and replaced with the following:

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGES 13 TO 15 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 19.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 21-36.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

The Trust and Managing Owner

The fifth sentence included in the paragraph entitled “The Trust and Managing Owner” on the cover page of the Prospectus is hereby deleted in its entirety and replaced with the following:

“As of October 31, 2010, the net asset value per unit was: Frontier Diversified Series: $104.84 (Class 1), $107.43 (Class 2); Frontier Masters Series: $103.41 (Class 1), $105.94 (Class 2); Frontier Long/Short Commodity Series: $111.98 (Class 1a), $114.69 (Class 2a); and Frontier Dynamic Series: $92.27 (Class 1), $94.45 (Class 2).”

SUMMARY

The Units

The fifth paragraph under the heading “SUMMARY—The Units” is hereby deleted in its entirety and replaced with the following:

“The percent return (and associated dollar amount) that your investment must earn in the indicated series, after taking into account estimated interest income, in order to break-even after one year is as follows (please see the “Break-Even Analysis” on page 19): Frontier Diversified Series: Class 1 – 4.75% ($47.50); Class 2 – 2.59% ($25.90); Class 3 – 2.34% ($23.40); Frontier Masters Series: Class 1 – 5.65% ($56.50); Class 2 – 3.68% ($36.80); Class 3 – 3.43% ($34.30); Frontier Long/Short Commodity Series: Class 1a – 5.24% ($52.40); Class 2a – 3.49% ($34.90); Class 3a – 3.24% ($32.40); Frontier Dynamic Series: Class 1 – 5.67% ($56.70); Class 2 – 3.84% ($38.40); Class 3 – 3.59% ($35.90).”

BREAK-EVEN ANALYSIS

The tables included under the heading “BREAK-EVEN ANALYSIS” are hereby deleted and replaced in their entirety with the following:

FRONTIER DIVERSIFIED SERIES

	Class 1		Class 2		Class 3(8)
	$	%	$	%	$	%
Management Fee(1)	7.50	0.75	7.50	0.75	7.50	0.75
Service Fee(2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses(3)	32.10	3.21	32.10	3.21	32.10	3.21
Incentive Fee (4)	4.10	0.41	0.00	0.00	0.00	0.00
Less Interest income(5)	(17.40)	(1.74)	(17.40)	(1.74)	(17.40)	(1.74)
Due Diligence and Custodial Fees and Expenses(6)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee(7)	0.00	0.00	0.00	0.00	0.00	0.00
Trading profit the series must earn for you to recoup your investment after one year	47.50	4.75	25.90	2.59	23.40	2.34

FRONTIER MASTERS SERIES

	Class 1		Class 2		Class 3(8)
	$	%	$	%	$	%
Management Fee(1)	20.00	2.00	20.00	2.00	20.00	2.00
Service Fee(2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses(3)	30.50	3.05	30.50	3.05	30.50	3.05
Incentive Fee(4)	2.20	0.22	0.00	0.00	0.00	0.00
Less Interest income(5)	(17.40)	(1.74)	(17.40)	(1.74)	(17.40)	(1.74)
Due Diligence and Custodial Fees and Expenses(6)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee(7)	0.00	0.00	0.00	0.00	0.00	0.00
Trading profit the series must earn for you to recoup your investment after one year	56.50	5.65	36.80	3.68	34.30	3.43

FRONTIER LONG/SHORT COMMODITY SERIES

	Class 1a		Class 2a		Class 3a(8)
	$	%	$	%	$	%
Management Fee(1)	20.00	2.00	20.00	2.00	20.00	2.00
Service Fee(2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses(3)	28.60	2.86	28.60	2.86	28.60	2.86
Incentive Fee(4)	0.00	0.00	0.00	0.00	0.00	0.00
Less Interest income(5)	(17.40)	(1.74)	(17.40)	(1.74)	(17.40)	(1.74)
Due Diligence and Custodial Fees and Expenses(6)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee(7)	0.00	0.00	0.00	0.00	0.00	0.00
Trading profit the series must earn for you to recoup your investment after one year	52.40	5.24	34.90	3.49	32.40	3.24

FRONTIER DYNAMIC SERIES

	Class 1		Class 2		Class 3(8)
	$	%	$	%	$	%
Management Fee	20.00	2.00	20.00	2.00	20.00	2.00
Service Fee(2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses(3, 9)	32.10	3.21	32.10	3.21	32.10	3.21
Incentive Fee	0.80	0.08	0.00	0.00	0.00	0.00
Less Interest income(5, 9)	(17.40)	(1.74)	(17.40)	(1.74)	(17.40)	(1.74)
Due Diligence and Custodial Fees and Expenses(6, 9)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee(7)	0.00	0.00	0.00	0.00	0.00	0.00
Trading profit the series must earn for you to recoup your investment after one year	56.70	5.67	38.40	3.84	35.90	3.59

RISK FACTORS

The risk factor included under the heading “RISK FACTORS—OTC Transactions Are Subject to Little, if Any, Regulation and May Be Subject to the Risk of Counterparty Default” is deleted in its entirety and replaced with the following:

OTC Transactions Are Subject to Little, if Any, Regulation and May Be Subject to the Risk of Counterparty Default.

A portion of each series’ assets may be used to trade OTC commodity interest contracts, such as forward contracts, option contracts in foreign currencies and other commodities, or swaps or spot contracts. OTC contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity. The markets for OTC contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose a series in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

Each series also faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The clearing member, clearing organization or other counterparty may not be able to meet its obligations, in which case the applicable series could suffer significant losses on these contracts.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) will affect the manner in which OTC swap transactions are traded and the credit risk associated with such trading. Depending upon actions taken by regulatory authorities, these changes may also affect the manner of trading of OTC foreign currency transactions. The general effective date of the derivatives portion of the Dodd-Frank Act is one year following its enactment. Transactions that have been entered into prior to implementation of the provisions of the Dodd-Frank Act will remain in effect. Accordingly, even after the new regulatory framework is fully implemented, the risks of OTC contracts will continue to be considerations with respect to transactions entered into prior to the implementation of the provisions of the Dodd-Frank Act.

An additional risk factor is hereby added under the heading “RISK FACTORS—The Frontier Fund Will Have Counterparty Risk to U.S. Bank” on page 31 of the Prospectus:

The Frontier Fund Will Have Counterparty Risk to U.S. Bank

Each of the trading companies currently holds all cash deposits not used for margin with U.S. Bank, although the managing owner may chose to hold the trading companies’ cash at other banks in its sole discretion. Because all cash deposits not used for margin are currently held at U.S. Bank, the Frontier Fund is subject to the risk that U.S. Bank may fail or that such cash deposits will not be available to the trading companies or the Frontier Fund. This could have a significant impact on you and your investment.

PAST PERFORMANCE OF THE SERIES

The text, table and footnotes included under the heading “PAST PERFORMANCE OF THE SERIES” are deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF THE SERIES

Set forth in Capsules I-IV below is the performance record of trading of each currently offered series of the trust from its inception through October 31, 2010.

CAPSULE I
Series	Frontier Diversified Series Class 1	Frontier Diversified Series Class 2
Type of pool	Publicly-Offered; Multi-Advisor; Not Principal-Protected	Publicly-Offered; Multi-Advisor; Not Principal-Protected
Inception of trading	June 9, 2009	June 9, 2009
Aggregate subscriptions(1)	$85,313,322.17	$63,909,574.77
Current capitalization(1)	$88,881,322.56	$69,476,658.40
Worst monthly % drawdown since inception(1)(2)	-3.98% (Jan 2010)	-3.85% (Jan 2010)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-7.45% (Nov 2009 to Jan 2010)	-7.18% (Nov 2009 to Jan 2010)

Monthly performance

Month	2010	2009	2010	2009
January	-3.98%	—	-3.85%	—
February	0.45%	—	0.58%	—
March	2.28%	—	2.44%	—
April	2.20%	—	2.35%	—
May	-0.05%	—	0.08%	—
June	-0.03%	-1.89%	0.12%	-1.79%
July	-2.02%	-0.74%	-1.88%	-0.59%
August	4.09%	0.31%	4.25%	0.46%
September	1.25%	1.29%	1.40%	1.45%
October	4.13%	0.08%	4.27%	0.22%
November		1.41%		1.57%
December		-3.61%		-3.47%
Year	8.31%	-3.20%	9.88%	-2.23%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE II
Series	Frontier Masters Series Class 1	Frontier Masters Series Class 2
Type of pool	Publicly-Offered; Multi-Advisor; Not Principal-Protected	Publicly-Offered; Multi-Advisor; Not Principal-Protected
Inception of trading	June 9, 2009	June 9, 2009
Aggregate subscriptions(1)	$39,447,899.58	$24,138,527.91
Current capitalization(1)	$40,540,328.76	$25,629,324.35
Worst monthly % drawdown since inception(1)(2)	-5.74% (Dec 2009)	-5.60% (Dec 2009)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-9.41% (Nov 2009 to Feb 2010)	-9.03% (Nov 2009 to Feb 2010)

Monthly performance

Month	2010	2009	2010	2009
January	-3.54%	—	-3.40%	—
February	-0.37%	—	-0.24%	—
March	4.32%	—	4.48%	—
April	0.57%	—	0.71%	—
May	-1.46%	—	-1.33%	—
June	-0.20%	-2.03%	-0.04%	-1.92%
July	-1.70%	-1.64%	-1.56%	-1.49%
August	4.24%	-0.30%	4.40%	-0.15%
September	3.56%	2.33%	3.73%	2.49%
October	4.05%	-0.57%	4.19%	-0.47%
November		2.52%		2.67%
December		-5.74%		-5.60%
Year	9.47%	-5.54%	11.08%	-4.63%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE III
Series	Frontier Long/Short Commodity Series Class 1a	Frontier Long/Short Commodity Series Class 2a
Type of pool	Publicly-Offered; Multi-Advisor; Not Principal-Protected	Publicly-Offered; Multi-Advisor; Not Principal-Protected
Inception of trading	June 9, 2009	June 9, 2009
Aggregate subscriptions(1)	$4,329,581.71	$2,825,204.90
Current capitalization(1)	$4,547,105.58	$3,030,980.41
Worst monthly % drawdown since inception(1)(2)	-5.19% (Jan 2010)	-5.09% (Jan 2010)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-7.13% (Nov 2009 to Jun 2010)	-6.77% (Nov 2009 to Jan 2010)

Monthly performance

Month	2010	2009	2010	2009
January	-5.19%	—	-5.09%	—
February	0.54%	—	0.67%	—
March	2.66%	—	2.82%	—
April	3.87%	—	4.02%	—
May	-4.15%	—	-4.02%	—
June	-2.83%	-2.47%	-2.67%	-2.36%
July	0.43%	0.52%	0.57%	0.64%
August	0.94%	-0.59%	1.09%	-0.45%
September	8.03%	1.14%	8.18%	1.29%
October	6.43%	1.00%	6.58%	1.17%
November		3.92%		4.07%
December		-1.90%		-1.77%
Year	10.33%	1.49%	11.91%	2.48%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE IV
Series	Frontier Dynamic Series Class 1	Frontier Dynamic Series Class 2
Type of pool	Publicly-Offered; Multi-Advisor; Not Principal-Protected	Publicly-Offered; Multi-Advisor; Not Principal-Protected
Inception of trading	June 9, 2009	June 9, 2009
Aggregate subscriptions(1)	$1,431,810.21	$410,393.90
Current capitalization(1)	$1,226,524.77	$413,935.58
Worst monthly % drawdown since inception(1)(2)	-2.93% (Jun 2009)	-2.82% (June 2009)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-11.65% (May 2009 to Jul 2010)	-9.94% (May 2009 to Jul 2010)

Monthly performance

Month	2010	2009	2010	2009
January	-1.18%	—	-1.04%	—
February	-0.05%	—	0.09%	—
March	0.34%	—	0.50%	—
April	0.01%	—	0.15%	—
May	-1.09%	—	-0.95%	—
June	0.17%	-2.93%	0.33%	-2.82%
July	-1.60%	-0.16%	-1.46%	-0.01%
August	1.76%	0.55%	1.91%	0.70%
September	1.39%	-0.91%	1.53%	-0.77%
October	1.22%	-0.49%	1.36%	-0.43%
November		-2.17%		-2.02%
December		-2.74%		-2.59%
Year	0.92%	-8.57%	2.39%	-7.75%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

(1)	“Aggregate subscriptions,” “Current capitalization,” “Worst monthly % drawdown since inception,” “Worst month-end peak-to-valley drawdown since inception” and “Monthly Performance” are provided for each offered class of investors and include subscriptions and capitalization through October 31, 2010.

(2)	“Worst monthly % drawdown since inception” means losses experienced in the net asset value per unit over the specified period and is calculated by dividing the net change in the net asset value per unit by the beginning net asset value per unit for the relevant period. “Decline” is measured on the basis of monthly returns only, and does not reflect intra-month figures.

(3)	“Worst month-end peak-to-valley drawdown since inception” is the largest percentage decline in the net asset value per unit over the specified period. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones.

THE MANAGING OWNER

The following is hereby added under the heading “THE MANAGING OWNER—Principals of the Managing Owner—Executive Committee”:

David P. DeMuth is a member of the Executive Committee of the managing owner. Mr. DeMuth is pending as a principal of the managing owner since January 2011. In May 2006, he co-founded CFO Consulting Partners LLC, an entity which provides interim CFO services to public and private companies.

Prior to co-founding CFO Consulting Partners LLC, he was an independent consultant providing accounting and risk management services from March 2002 to April 2006, Interim Co-Chief Financial Officer and Treasurer at Kodak Polychrome Graphics (a $2 billion global manufacturer of graphic arts materials) from September 1999 to March 2002, CFO of Troy Corporation (a $150 million global specialty chemical manufacturer) from June 1996 to September 1999, Division Vice President of Continental Grain Company (a multi-billion provider of commodities and financial services) from August 1990 to June 1996, Treasurer of National Starch and Chemical Company (a $3 billion global specialty chemical manufacturer) from March 1986 to August 1990, and Director of Tax Services at PepsiCo Inc. (a multi-billion global consumer products (beverage and food) company) from May 1980 to March 1986. His industry experience includes technology, real estate development, financial services, specialty chemicals, global manufacturing/distribution, graphic arts and consumer products. His global focus is Risk Management, Internal Controls, Structured Capital Market Transactions and Regulatory Compliance. He has developed complex global strategies to manage financial reporting, financial and operations risks and compliance with regulatory authorities (SEC, tax, etc.). He was an accountant with KPMG, an accounting firm, from September 1974 to May 1980.

Mr. DeMuth holds a BS in Accounting from Loyola University, and an MBA in Finance from LaSalle University. He is a Certified Public Accountant (CPA).

Performance Summary for Previously Offered Commodity Pools

The table and notes included under the heading “THE MANAGING OWNER—Performance Information—Non-Offered Series” is deleted in its entirety and replaced with the following:

THE FRONTIER FUND

CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING

PREVIOUSLY OFFERED COMMODITY POOLS

	CAPSULE I												CAPSULE II
Series	Balanced Series Class 1						Balanced Series Class 2						Balanced Series Class 1A(1)						Balanced Series Class 2A(2)						Balanced Series Class 3A(3)
Type of pool	Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected
Inception of Trading (4)	September 24, 2004						September 24, 2004						May 1, 2006						May 1, 2006						4-Jun-09
Close Date(5)	N/A						N/A						N/A						N/A						N/A
Aggregate Subscri ptions(6)	$408,905,876.70						$122,209,370.88						$17,553,890.99						$3,814,043.79						$4,537,533.09
Current Capita lization(7)	$295,229,438.80						$78,788,031.19						$5,284,431.15						$3,577,053.78						$3,957,164.42
Worst Monthly Decline- Last 5 Years(8)	-7.02% (July 2007)						-6.77% (July 2007)						-7.06% (July 2007)						-6.81% (July 2007)						-5.39% (January 2010)
Worst Peak- to- Valley Draw down-Last 5 Years(9)	-13.76% (April 2006 to August 2007)						-12.50% (June 2007 to August 2007)						-14.76% (April 2006 to August 2007)						-12.58% (June 2007 to August 2007)						-9.69% (November 2009 to January 2010)
Month	2010	2009	2008	2007	2006	2005	2010	2009	2008	2007	2006	2005	2010	2009	2008	2007	2006	2005	2010	2009	2008	2007	2006	2005	2010	2009
January	-5.56%	1.34%	-0.55%	1.20%	3.47%	-4.29%	-5.34%	1.59%	-0.30%	1.47%	3.73%	-4.04%	-5.62%	1.28%	-0.57%	1.14%	3.46%	-4.30%	-5.39%	1.53%	-0.33%	1.41%	3.72%	-4.05%	-5.39%
February	1.64%	0.33%	7.52%	-4.38%	-2.95%	-1.10%	1.87%	0.56%	7.78%	-4.16%	-2.73%	-0.87%	1.58%	0.25%	7.50%	-4.35%	-2.96%	-1.11%	1.81%	0.48%	7.77%	-4.20%	-2.74%	-0.88%	1.81%
March	3.54%	-1.62%	-0.48%	-3.17%	3.62%	-2.11%	3.82%	-1.36%	-0.22%	-2.93%	3.89%	-1.85%	3.48%	-1.71%	-0.49%	-3.22%	3.61%	-2.12%	3.76%	-1.45%	-0.24%	-2.98%	3.88%	-1.86%	3.76%
April	3.48%	-2.35%	0.26%	2.77%	1.26%	-5.45%	3.74%	-2.11%	0.50%	3.03%	1.51%	-5.22%	3.42%	-2.36%	0.23%	2.72%	1.25%	-5.46%	3.68%	-2.12%	0.48%	2.98%	1.50%	-5.23%	3.68%
May	-0.98%	1.73%	1.11%	5.66%	-2.26%	2.83%	-0.76%	1.98%	1.36%	5.93%	-2.00%	3.20%	-1.06%	1.77%	1.10%	5.61%	-2.73%	2.82%	-0.83%	1.97%	1.34%	5.88%	-2.50%	3.19%	-0.83%
June	0.15%	-2.67%	5.50%	0.59%	-1.77%	4.09%	0.42%	-2.41%	5.81%	0.82%	-1.53%	4.35%	0.07%	-2.71%	5.53%	0.55%	-1.82%	4.08%	0.34%	-2.46%	5.79%	0.78%	-1.58%	4.34%	0.34%	-2.64%
July	-3.30%	-1.04%	-2.74%	-7.02%	-1.48%	-1.60%	-3.06%	-0.79%	-2.49%	-6.77%	-1.23%	-1.35%	-3.38%	-1.09%	-2.71%	-7.06%	-1.55%	-1.61%	-3.14%	-0.83%	-2.46%	-6.81%	-1.30%	-1.36%	-3.14%	-0.84%
August	6.28%	0.22%	0.15%	-6.37%	-0.85%	-0.17%	6.56%	0.48%	0.39%	-6.15%	-0.59%	0.09%	6.17%	0.16%	0.15%	-6.42%	-0.88%	-0.18%	6.45%	0.42%	0.38%	-6.19%	-0.63%	0.08%	6.45%	0.43%
September	2.30%	1.99%	0.50%	5.13%	-1.75%	0.60%	2.56%	2.24%	0.76%	5.38%	-1.53%	0.85%	2.25%	1.94%	0.44%	5.09%	-1.81%	0.59%	2.50%	2.19%	0.70%	5.35%	-1.58%	0.84%	2.48%	2.17%
October	4.63%	-0.82%	4.13%	3.04%	0.22%	-0.79%	4.88%	-0.58%	4.39%	3.32%	0.49%	-0.54%	4.47%	-0.88%	4.12%	3.01%	0.17%	-0.80%	4.72%	-0.63%	4.39%	3.28%	0.43%	-0.55%	4.72%	-0.63%
November		2.43%	3.39%	-1.96%	2.07%	8.12%		2.69%	3.63%	-1.72%	2.32%	8.39%		2.36%	3.40%	-2.00%	2.00%	8.11%		2.62%	3.64%	-1.76%	2.26%	8.38%		2.62%
December		-4.71%	2.85%	0.54%	2.71%	-0.79%		-4.46%	3.13%	0.80%	2.95%	-0.53%		-4.78%	2.90%	0.51%	2.67%	-0.80%		-4.54%	3.18%	0.77%	2.91%	-0.54%		-4.54%
Year	12.20%	-5.30%	23.37%	-4.88%	1.99%	-1.37%	15.02%	-2.41%	27.18%	-1.98%	5.08%	1.76%	11.33%	-5.88%	23.32%	-5.29%	1.08%	-1.50%	14.12%	-3.04%	27.06%	-2.47%	4.11%	1.64%	14.10%	-3.58%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	CAPSULE III												CAPSULE IV
Series	Campbell/Graham/Tiverton Series Class 1(10)						Campbell/Graham/Tiverton Series Class 2(11)						Currency Series Class 1(12)						Currency Series Class 2(13)
Type of pool	Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected
Inception of Trading(4)	February 14, 2005						February 14, 2005						September 24, 2004						September 24, 2004
Close Date(5)	N/A						N/A						N/A						N/A
Aggregate Subscri ptions(6)	$93,587,693.25						$15,537,186.54						$16,106,446.30						$6,318,254.17
Current Capita lization(7)	$65,411,738.98						$8,527,171.16						$6,834,807.40						$801,692.83
Worst Monthly Decline-Last 5 Years(8)	-8.59% (July 2007)						-8.34% (July 2007)						-7.24% (September 2008)						-6.99% (September 2008)
Worst Peak- to-Valley Draw down-Last 5 Years(9)	-13.33% (June 2007 to August 2007)						-12.89% (June 2007 to August 2007)						-27.64% (March 2008 to January 2010)						-23.54% (March 2008 to January 2010)
Month	2010	2009	2008	2007	2006	2005	2010	2009	2008	2007	2006	2005	2010	2009	2008	2007	2006	2005	2010	2009	2008	2007	2006	2005
January	-5.29%	0.03%	0.32%	0.23%	1.24%		-5.06%	0.27%	0.58%	0.50%	1.50%		-1.19%	-3.07%	-0.47%	0.02%	0.71%	-0.42%	-0.95%	-2.83%	-0.22%	0.29%	0.97%	-0.17%
February	0.65%	0.35%	4.10%	-5.80%	-1.21%	-4.29%	0.88%	0.58%	4.34%	-5.59%	-1.00%	-4.15%	0.57%	-0.51%	3.10%	-2.46%	0.14%	0.67%	0.80%	-0.28%	3.34%	-2.24%	0.37%	0.91%
March	1.50%	-2.99%	0.69%	-3.99%	2.75%	-2.69%	1.77%	-2.74%	0.94%	-3.76%	3.01%	-2.44%	2.57%	-2.30%	3.11%	-0.55%	-0.27%	-1.12%	2.85%	-2.04%	3.37%	-0.31%	-0.01%	-0.87%
April	1.08%	-2.93%	-2.44%	4.25%	1.11%	-5.65%	1.33%	-2.69%	-2.20%	4.51%	1.33%	-5.45%	0.10%	-2.73%	-2.78%	3.41%	0.01%	-1.16%	0.34%	-2.49%	-2.54%	3.67%	0.24%	-0.93%
May	-0.56%	1.91%	1.85%	9.12%	-2.90%	2.55%	-0.33%	2.15%	2.11%	9.40%	-2.64%	2.82%	1.78%	0.90%	0.75%	2.15%	-2.05%	0.47%	2.02%	1.14%	1.00%	2.41%	-1.79%	0.73%
June	-0.98%	-4.18%	4.52%	4.86%	-0.80%	5.69%	-0.71%	-3.93%	4.79%	5.11%	-0.55%	5.95%	-1.21%	-1.32%	-0.38%	1.57%	0.76%	0.43%	-0.94%	-1.05%	-0.13%	1.81%	1.01%	0.68%
July	-2.02%	0.32%	-3.44%	-8.59%	-1.83%	-0.80%	-1.77%	0.58%	-3.18%	-8.34%	-1.57%	-0.54%	0.74%	-3.40%	0.82%	-0.58%	-0.59%	0.30%	0.99%	-3.15%	1.08%	-0.32%	-0.34%	0.55%
August	4.24%	-0.23%	-0.50%	-5.19%	-2.08%	-3.66%	4.52%	0.02%	-0.26%	-4.96%	-1.81%	-3.42%	0.14%	-3.31%	-1.53%	-1.95%	2.03%	-0.30%	0.41%	-3.07%	-1.29%	-1.70%	2.29%	-0.05%
September	2.60%	3.11%	1.07%	3.03%	-1.09%	4.18%	2.86%	3.37%	1.33%	3.27%	-0.87%	4.44%	0.22%	2.30%	-7.24%	0.82%	-1.51%	-0.93%	0.46%	2.55%	-6.99%	1.05%	-1.29%	-0.69%
October	4.01%	-1.25%	6.84%	5.60%	1.20%	1.00%	4.26%	-1.01%	7.09%	5.90%	1.48%	1.26%	0.27%	-2.77%	1.41%	2.15%	-0.13%	-3.11%	0.51%	-2.53%	1.67%	2.42%	0.14%	-2.86%
November		4.10%	2.82%	-3.91%	1.06%	1.86%		4.37%	3.05%	-3.69%	1.31%	2.11%		-1.24%	-2.26%	-2.45%	2.49%	-0.61%		-0.99%	-2.03%	-2.20%	2.75%	-0.36%
December		-3.32%	3.24%	-2.56%	4.91%	-3.34%		-3.07%	3.51%	-2.31%	5.16%	-3.09%		-3.14%	1.39%	-2.37%	2.05%	0.87%		-2.90%	1.67%	-2.12%	2.29%	1.12%
Year	4.97%	-5.33%	20.28%	-4.54%	2.09%	-5.70%	7.62%	-2.46%	23.90%	-1.63%	5.19%	-3.17%	4.01%	-18.91%	-4.45%	-0.49%	3.59%	-4.87%	6.62%	-16.44%	-1.53%	2.56%	6.72%	-1.99%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE FRONTIER FUND

CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING

PREVIOUSLY OFFERED COMMODITY POOLS

	CAPSULE V						CAPSULE VI
Series	Dunn Series Class 1			Dunn Series Class 2			Frontier Long/Short Commodity Series Class 1					Frontier Long/Short Commodity Series Class 2					Frontier Long/Short Commodity Series Class 3(3)
Type of pool	Closed; Multi-Advisor; Not Principal-Protected			Closed; Multi-Advisor; Not Principal-Protected			Closed to New Investment; Multi-Advisor; Not Principal-Protected					Closed to New Investment; Multi-Advisor; Not Principal-Protected					Closed to New Investment; Multi-Advisor; Not Principal-Protected
Inception of Trading(4)	September 24, 2004			September 24, 2004			March 6, 2006					March 6, 2006					1-Jun-09
Close Date(5)	October 15, 2007(14)			October 15, 2007(14)			N/A					N/A					N/A
Aggregate Subscri ptions(6)	$278,793.00			$2,151,563.86			$73,075,494.16					$14,933,869.84					$18,415,797.62
Current Capita lization (7)	$0.00			$0.00			$ 33,403,540.35					$15,262,751.80					$18,025,596.87
Worst Monthly Decline-Last 5 Years(8)	-24.96% (August 2007)			-24.76% (August 2007)			-5.22% (January 2010)					-5.00% (January 2010)					-5.00% (January 2010)
Worst Peak-to-Valley Drawdown-Last 5 Years(9)	-57.00% (November 2004 to August 2007)			-53.29% (November 2004 to August 2007)			-11.99% (June 2008 to November 2008)					-10.89% (June 2008 to November 2008)					-6.67% (November 2009 to January 2010)
Month	2007	2006	2005	2007	2006	2005	2010	2009	2008	2007	2006	2010	2009	2008	2007	2006	2010	2009
January	-0.72%	-6.61%	-4.09%	-0.45%	-6.37%	-3.84%	-5.22%	2.66%	4.57%	0.07%		-5.00%	2.91%	4.84%	0.33%		-5.00%
February	-12.64%	-2.75%	-6.38%	-12.44%	-2.53%	-6.16%	0.48%	-0.37%	4.87%	0.18%		0.71%	-0.14%	5.13%	0.41%		0.71%
March	-6.39%	9.19%	-4.61%	-6.16%	9.47%	-4.37%	2.59%	1.42%	-1.83%	0.36%	0.96%	2.87%	1.69%	-1.58%	0.61%	1.20%	2.87%
April	3.13%	10.42%	-9.08%	3.39%	10.67%	-8.86%	3.81%	1.53%	-1.05%	1.24%	2.40%	4.07%	1.79%	-0.81%	1.50%	2.63%	4.07%
May	12.16%	-5.59%	13.53%	12.45%	-5.33%	13.83%	-4.22%	5.40%	-0.39%	-0.89%	-2.22%	-4.00%	5.55%	-0.15%	-0.64%	-1.95%	-4.00%
June	6.82%	-5.82%	9.61%	7.08%	-5.59%	9.88%	-2.97%	-2.03%	4.54%	-1.38%	-2.52%	-2.70%	-1.77%	4.81%	-1.14%	-2.28%	-2.70%	-1.78%
July	-18.15%	-3.05%	-4.73%	-17.92%	-2.81%	-4.48%	0.34%	0.44%	-3.03%	-2.20%	-0.36%	0.59%	0.69%	-2.78%	-1.94%	-0.10%	0.59%	0.69%
August	-24.96%	-2.05%	-5.46%	-24.76%	-1.80%	-5.22%	0.86%	-0.58%	-1.65%	0.28%	-1.83%	1.12%	-0.32%	-1.42%	0.53%	-1.58%	1.12%	-0.32%
September	14.92%	-2.27%	-5.85%	15.17%	-2.04%	-5.62%	8.31%	1.09%	-2.76%	1.95%	-1.61%	8.57%	1.33%	-2.50%	2.19%	-1.38%	8.57%	1.34%
October	-3.21%	-3.14%	1.74%	-3.08%	-2.88%	2.00%	6.79%	1.18%	-2.82%	0.38%	4.44%	7.04%	1.43%	-2.57%	0.65%	4.70%	7.04%	1.43%
November		1.83%	3.09%		2.08%	3.34%		4.12%	-2.35%	-0.82%	1.93%		4.38%	-2.13%	-0.58%	2.17%		4.38%
December		-0.61%	-4.02%		-0.37%	-3.79%		-2.01%	1.34%	1.95%	-0.52%		-1.76%	1.62%	2.21%	-0.28%		-1.76%
Year	-34.47%	-11.42%	-17.28%	-28.81%	-8.74%	-14.77%	10.34%	13.33%	-1.06%	1.04%	0.44%	13.11%	16.67%	1.95%	4.13%	2.93%	13.10%	3.90%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE FRONTIER FUND

CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING

PREVIOUSLY OFFERED COMMODITY POOLS

	CAPSULE VII										CAPSULE VIII
Series	Long Only Commodity Series Class 1					Long Only Commodity Series Class 2					Managed Futures Index Series Class 1					Managed Futures Index Series Class 2
Type of pool	Closed to New Investment; Multi-Advisor; Not Principal-Protected					Closed to New Investment; Multi-Advisor; Not Principal-Protected					Closed to New Investment; Multi-Advisor; Not Principal-Protected					Closed to New Investment; Multi-Advisor; Not Principal-Protected
Inception of Trading(4)	March 1, 2006					March 1, 2006					April 25, 2006					April 25, 2006
Close Date(5)	N/A					N/A					N/A					N/A
Aggregate Subscri ptions(6)	$8,586,279.21					$1,612,568.43					$3,197,156.50					$2,283,718.00
Current Capita lization(7)	$3,313,089.67					$809,499.22					$1,498,365.15					$4,017,990.24
Worst Monthly Decline- Last 5 Years(8)	-24.11% (October 2008)					-23.97% (October 2008)					-7.22% (July 2008)					-7.04% (July 2008)
Worst Peak-to-Valley Draw down- Last 5 Years(9)	-55.54% (June 2008 to February 2009)					-54.96% (June 2008 to February 2009)					-17.75% (December 2008 to April 2010)					-15.58% (December 2008 to April 2010)
Month	2010	2009	2008	2007	2006	2010	2009	2008	2007	2006	2010	2009	2008	2007	2006	2010	2009	2008	2007	2006
January	-6.38%	-5.86%	3.19%	-1.79%		-6.24%	-5.70%	3.36%	-1.61%		1.24%	-1.55%	5.61%	-0.07%		1.40%	-1.38%	5.79%	0.12%
February	3.60%	-3.63%	12.31%	4.05%		3.76%	-3.48%	12.48%	4.21%		-0.96%	-2.19%	8.71%	-3.70%		-0.81%	-2.04%	8.89%	-3.55%
March	-1.07%	3.53%	-4.76%	1.36%	3.82%	-0.89%	3.71%	-4.60%	1.53%	4.06%	-1.15%	-2.84%	-3.77%	-3.28%		-0.97%	-2.68%	-3.60%	-3.12%
April	1.22%	0.70%	4.39%	-0.92%	5.72%	1.39%	0.87%	4.56%	-0.75%	5.88%	-2.53%	-4.23%	-4.11%	1.56%	2.48%	-2.37%	-4.11%	-3.95%	1.73%	2.63%
May	-8.28%	13.48%	2.31%	-1.12%	-0.60%	-8.13%	13.66%	2.48%	-0.95%	-0.42%	4.79%	4.15%	0.17%	1.61%	1.51%	4.95%	4.32%	0.34%	1.79%	1.69%
June	1.00%	-0.44%	9.85%	0.43%	0.33%	1.19%	-0.27%	10.04%	0.59%	0.49%	0.95%	-2.06%	3.16%	4.79%	-4.47%	1.13%	-1.89%	3.33%	4.95%	-4.32%
July	6.32%	2.14%	-9.60%	2.83%	2.87%	6.50%	2.31%	-9.43%	3.01%	3.04%	-5.08%	-0.45%	-7.22%	0.83%	-3.29%	-4.92%	-0.28%	-7.04%	1.01%	-3.13%
August	-4.09%	-1.12%	-6.00%	-4.87%	-6.65%	-3.92%	-0.96%	-5.85%	-4.71%	-6.49%	6.66%	-1.19%	3.12%	-5.82%	1.99%	6.84%	-1.02%	3.25%	-5.66%	2.16%
September	8.02%	4.25%	-11.13%	8.21%	-8.82%	8.20%	4.42%	-10.98%	8.37%	-8.68%	-1.61%	-0.93%	-2.46%	4.73%	-2.96%	-1.45%	-0.76%	-2.36%	4.89%	-2.81%
October	4.02%	1.08%	-24.11%	6.55%	0.11%	4.19%	1.24%	-23.97%	6.75%	0.29%	3.78%	-0.86%	16.07%	2.12%	-0.83%	3.95%	-0.70%	16.36%	2.31%	-0.66%
November		2.19%	-8.51%	-4.37%	5.15%		2.37%	-8.38%	-4.21%	5.33%		1.41%	8.46%	2.52%	1.66%		1.58%	8.35%	2.69%	1.83%
December		2.31%	-6.54%	5.58%	-5.39%		2.48%	-6.41%	5.76%	-5.24%		-4.92%	2.17%	-0.80%	1.01%		-4.76%	2.41%	-0.63%	1.17%
Year	3.09%	18.88%	-36.54%	16.07%	-4.55%	4.81%	21.27%	-35.28%	18.43%	-2.89%	5.65%	-14.86%	31.40%	3.98%	-3.15%	7.41%	-13.19%	33.79%	6.09%	-1.69%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE FRONTIER FUND

CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING

PREVIOUSLY OFFERED COMMODITY POOLS

	CAPSULE IX										CAPSULE X
Series	Winton Series Class 1					Winton Series Class 2					Winton/Graham Series Class 1(15)						Winton/Graham Series Class 2(16)
Type of pool	Closed to New Investment; Multi-Advisor; Not Principal-Protected					Closed to New Investment; Multi-Advisor; Not Principal-Protected					Closed to New Investment; Multi-Advisor; Not Principal-Protected						Closed to New Investment; Multi-Advisor; Not Principal-Protected
Inception of Trading(4)	September 24, 2004					September 24, 2004					November 22, 2004						November 22, 2004
Close Date(5)	N/A					N/A					N/A						N/A
Aggregate Subscr iptions(6)	$62,991,689.86					$9,975,096.5					$58,357,399.70						$18,621,556.33
Current Capital ization(7)	$49,804,708.76					$ 11,226,208.00					$47,115,446.29						$11,830,863.13
Worst Monthly Decline-Last 5 Years(8)	-7.75% (February 2007)					-7.53% (February 2007)					-11.12% (April 2005)						-10.90% (April 2005)
Worst Peak- to-Valley Draw down-Last 5 Years(9)	-13.31% (January 2007 to March 2007)					-12.89% (January 2007 to March 2007)					-26.89% (December 2004 to March 2007)						-24.02% (December 2004 to April 2005)
Month	2010	2009	2008	2007	2006	2010	2009	2008	2007	2006	2010	2009	2008	2007	2006	2005	2010	2009	2008	2007	2006	2005
January	-3.27%	0.39%	2.96%	4.12%		-3.04%	0.63%	3.23%	4.41%		-7.00%	-0.10%	1.42%	-1.37%	0.67%	-9.45%	-6.78%	0.14%	1.68%	-1.10%	0.93%	-9.19%
February	2.83%	-0.77%	7.22%	-7.75%		3.06%	-0.54%	7.48%	-7.53%		1.67%	0.10%	7.20%	-6.18%	-0.72%	-1.69%	1.90%	0.33%	7.46%	-5.97%	-0.49%	-1.46%
March	5.48%	-1.90%	-0.86%	-6.03%		5.77%	-1.64%	-0.60%	-5.80%		5.20%	-2.63%	2.46%	-3.38%	1.44%	-4.94%	5.48%	-2.37%	2.73%	-3.14%	1.70%	-4.70%
April	1.75%	-3.71%	-2.32%	5.33%		2.00%	-3.47%	-2.08%	5.60%		2.03%	-3.06%	-0.39%	5.69%	7.12%	-11.12%	2.28%	-2.82%	-0.14%	5.96%	7.37%	-10.90%
May	-0.99%	-2.60%	0.72%	4.43%		-0.76%	-2.37%	0.96%	4.69%		-0.75%	0.53%	2.72%	14.51%	-3.37%	1.47%	-0.53%	0.77%	2.97%	14.80%	-3.11%	1.74%
June	2.10%	-1.74%	4.16%	1.41%		2.37%	-1.48%	4.43%	1.65%		-0.14%	-3.43%	3.28%	4.14%	-1.29%	7.47%	0.13%	-3.10%	3.54%	4.39%	-1.05%	7.74%
July	-4.19%	-2.01%	-4.33%	-1.90%		-3.95%	-1.76%	-4.08%	-1.64%		-3.16%	-0.16%	-4.49%	-4.25%	-3.18%	-1.90%	-2.93%	0.10%	-4.25%	-4.00%	-2.93%	-1.67%
August	6.64%	-0.04%	-2.58%	-1.55%	2.57%	6.92%	0.21%	-2.34%	-1.30%	2.72%	5.70%	0.69%	-2.75	-3.45%	-3.73%	-2.63%	5.98%	0.95%	-2.52	-3.21%	-3.49%	-2.39%
September	0.53%	2.69%	-1.03%	6.71%	-2.20%	0.78%	2.94%	-0.77%	6.96%	-1.99%	0.52%	3.67%	0.37%	4.93%	0.69%	5.57%	0.77%	3.93%	0.64%	5.18%	0.92%	5.84%
October	2.86%	-2.17%	3.09%	1.84%	1.24%	3.11%	-1.92%	3.36%	2.12%	1.50%	5.03%	-2.88%	5.78%	5.19%	1.29%	-1.26%	5.28%	-2.64%	6.05%	5.47%	1.56%	-1.01%
November		6.05%	5.17%	1.98%	2.25%		6.32%	5.41%	2.24%	2.50%		6.77%	3.81%	0.44%	1.74%	2.38%		7.04%	4.05%	0.68%	1.99%	2.64%
December		-4.07%	2.13%	-0.03%	1.73%		-3.82%	2.41%	0.23%	1.97%		-4.33%	1.44%	-2.84%	1.98%	-4.28%		-4.08%	1.72%	-2.59%	2.23%	-4.03%
Year	14.01%	-9.84%	14.56%	7.74%	5.64%	16.88%	-7.10%	18.07%	11.05%	6.81%	8.70%	-5.27%	22.25%	12.20%	2.17%	-19.96%	11.43%	-2.35%	25.99%	15.64%	5.27%	-17.50%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to the Frontier Fund Capsule Summary of Performance Information Regarding Previously Offered Commodity Pools

(1)	The Balanced Series Class 1A performance table sets forth the actual performance of the Balanced Series Class 1A since May 2006 and the pro forma performance of Balanced Series Class 1, adjusted to take into account the fees associated with an investment in Balanced Series Class 1A Units, from September 2004 to April 2006.

(2)	The Balanced Series Class 2A performance table sets forth the actual performance of the Balanced Series Class 2A since May 2006 and the pro forma performance of Balanced Series Class 2, adjusted to take into account the fees associated with an investment in Balanced Series Class 2A Units, from September 2004 to April 2006.

(3)	Units that have reached the compensation limitations as determined by the managing owner will be designated as class 3 (and in the case of the Frontier Long/Short Commodity Series, class 3a) units for reporting purposes and will not be subject to additional ongoing service fees.

(4)	“Inception of trading” is the month and year that the pool began trading.

(5)	“Close Date” is the month and year that the pool liquidated its assets and stopped doing business.

(6)	“Aggregate Subscriptions” is the aggregate of all amounts contributed to the class, including investments that were later redeemed by investors.

(7)	“Current Capitalization” is the net asset value of the class as of October 31, 2010, or, in the case of liquidated pools, the net asset value of the class on the Close Date.

(8)	“Worst Monthly % Decline-Last 5 Years” means losses experienced in the net asset value per unit over the specified period and is calculated by dividing the net change in the net asset value per unit by the beginning net asset value per unit for the relevant period. “Decline” is measured on the basis of monthly returns only, and does not reflect intra-month figures.

(9)	“Worst Peak-to-Valley Drawdown-Last 5 Years” is the largest percentage decline in the net asset value per unit over the specified period, although the peak may have occurred outside of the past five years and year-to-date. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones.

(10)	Prior to June 2008, the Campbell/Graham/Tiverton Series Class 1 performance table sets forth the actual performance of the Campbell/Graham/Tiverton Series Class 1, during a period when it was directed only by Campbell and Graham. The Campbell/Graham/Tiverton Series was originally designated as the “Campbell/Graham Series,” and trading for the Series was directed by Campbell and Graham.

(11)	Prior to June 2008, the Campbell/Graham/Tiverton Series Class 2 performance table sets forth the actual performance of the Campbell/Graham/Tiverton Series Class 2, during a period when it was directed only by Campbell and Graham. The Campbell/Graham/Tiverton Series was originally designated as the “Campbell/Graham Series,” and trading for the Series was directed by Campbell and Graham.

(12)	The Currency Series Class 1 performance table sets forth the actual performance of the Currency Series Class 1. The Currency Series was originally a single-advisor Series designated as the “C-View Currency Series.” The past performance information presented in the composite performance table from inception through February 1, 2006, represents the past performance of the Currency Series Class 1 under C-View as the single advisor.

(13)	The Currency Series Class 2 performance table sets forth the actual performance of the Currency Series Class 2. The Currency Series was originally a single-advisor Series designated as the “C-View Currency Series.” The past performance information presented in the composite performance table from inception through February 1, 2006, represents the past performance of the Currency Series Class 1 under C-View as the single advisor.

(14)	Each of the Dunn Series Class 1 and Dunn Series Class 2 ceased trading on October 15, 2007 and had no net asset value as of any subsequent month-end.

(15)	Prior to June 2008, the Winton/Graham Series Class 1 performance table sets forth the actual performance of the Winton/Graham Series Class 1 during a period when it was directed solely by Graham. The Winton/Graham Series was originally designated as the “Graham Series,” and trading for the Series was directed by Graham.

(16)	Prior to June 2008, the Winton/Graham Series Class 2 performance table sets forth the actual performance of the Winton/Graham Series Class 2 during a period when it was directed solely by Graham. The Winton/Graham Series was originally designated as the “Graham Series,” and trading for the Series was directed by Graham.

THE CLEARING BROKERS

The following is added to the description of Deutsche Bank:

Reference is made to the Annual Report on Form 20-F for additional information and financial statements relating to Deutsche Bank AG.

The description of UBS is hereby deleted in its entirety and replaced with the following:

UBS Securities LLC (“UBS Securities”) principal business address is 677 Washington Blvd, Stamford, CT 06901. UBS Securities is a futures clearing broker for each trading company. UBS Securities is registered in the US with the Financial Industry Regulatory Authority (“FINRA”) as a Broker-Dealer and with the CFTC as a Futures Commission Merchant. UBS Securities is a member of various US futures and securities exchanges.

Like most securities firms, UBS is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its securities and commodities business that allege various violations of federal and state securities laws. UBS AG, the ultimate parent company to UBS Securities LLC, files annual reports and quarterly reports to the SEC in which it discloses material information about UBS matters, including information about any material litigation or regulatory investigations. Actions with respect to UBS Securities’ futures commission merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/).

On June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts (“Massachusetts Securities Division”) filed an administrative complaint (the “Complaint”) and notice of adjudicatory proceeding against UBS Securities LLC, captioned In The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleged that UBS Securities violated the Massachusetts Uniform Securities Act (“the “Act”) and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities. The Complaint seeks a cease and desist order from conduct that violates the Act and regulations, to censure UBS Securities, to require UBS Securities to pay an administrative fine of an unspecified amount, and to find as fact the allegations of the Complaint. The matter is still pending.

In the summer of 2008, the Massachusetts Securities Division, Texas State Securities Board, and the New York Attorney General all brought actions against UBS and UBS Financial Services, Inc. (“UBS Financial”), alleging violations of various state law anti-fraud provisions in connection with the marketing and sale of auction rate securities.

On August 8, 2008, UBS Securities and UBS Financial reached agreements in principle with the SEC, the NYAG, the Massachusetts Securities Division and other state regulatory agencies represented by the North American Securities Administrators Association (“NASAA”) to restore liquidity to all remaining client’s holdings of auction rate securities by June 30, 2012. On October 2, 2008, UBS Securities and UBS Financial entered into a final consent agreement with the Massachusetts Securities Division settling all allegations in the Massachusetts Securities Division’s administrative proceeding against UBS Securities and UBS Financial with regards to the auction rate securities matter. On December 11, 2008, UBS Securities and UBS Financial executed an Assurance of Discontinuance in the auction rate securities settlement with the NYAG. On the same day, UBS Securities and UBS Financial finalized settlements with the SEC. UBS paid penalties of $75M to NYAG and an additional $75M to be apportioned among the participating NASAA states. In March 2010, UBS and NASAA agreed on final settlement terms, pursuant to which, UBS agreed to provide client liquidity up to an additional $200 million.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp.

(NHHELCO). The complaint alleges fraudulent and unethical conduct in violation of New Hampshire state statues. On April 14, 2010, UBS entered into a Consent Order resolving all of the Bureau’s claims. UBS paid $750,000 to the Bureau for all costs associated with the Bureau’s investigation. UBS entered a separate civil settlement with NHHELCO and provided a total financial benefit of $20M to NHHELCO.

On April 29, 2010, the CFTC issued an order with respect to UBS Securities LLC and levied a fine of $200,000. The Order stated that on February 6, 2009, UBS Securities’ employee broker aided and abetted UBS Securities’ customer’s concealment of material facts from the New York Mercantile Exchange (“NYMEX”) in violation of Section 9(a)(4) of the CEA, 7 U.S.C. § 13(a)(4) (2006). Pursuant to NYMEX Rules, a block trade must be reported to NYMEX “within five minutes of the time of execution” consistent with the requirements of NYMEX Rule 6.21C(A)(6). Although the block trade in question was executed earlier in the day, UBS Securities’ employee broker aided and abetted its customer’s concealment of facts when, in response to the customer’s request to delay reporting the trade until after the close of trading, UBS Securities’ employee did not report the trade until after the close. Because the employee broker undertook his actions within the scope of his employment, pursuant to Section 2(a)(1)(B) of the CEA, 7 U.S.C. § 2(a)(1)(B) (2006), and Commission Regulation 1.2, 17 C.F.R. § 1.2 (2009), UBS Securities is liable for the employee broker’s aiding and abetting of its customer’s violation of Section 9(a)(4) of the CEA. The fine has been paid and the matter is now closed.

UBS Securities will act only as clearing broker for each trading company and as such will be paid commissions for executing and clearing trades on behalf of each trading company. UBS Securities has not passed upon the adequacy or accuracy of this prospectus. UBS Securities neither will act in any supervisory capacity with respect to the managing owner or the trading advisors nor participate in the management of the trust, the managing owner or the trading companies.

FRONTIER DIVERSIFIED SERIES APPENDIX

The information set forth on pages Frontier Diversified App.—5 through Frontier Diversified App.—7 is hereby deleted in its entirety and replaced with the following:

The following table sets forth certain of the markets in which the trading advisors that will receive allocations of the Frontier Diversified Series Assets may trade on behalf of client accounts. Not all markets are part of each trading advisor’s program. Each trading advisor reserves the right to vary the markets and types of instruments it trades without giving prior notice to the trust. The diversification summary below is based on long-term averages as of October 31, 2010.

Diversification Summary

The Frontier Fund—THE FRONTIER DIVERSIFIED SERIES

Frontier Diversified Series Trading Advisors:	Program	Interest Rates	Currencies	Stock Indices	Metals	Energies	Agriculturals	Total
Major Advisors:
Cantab Capital Partners LLP	CCP Quantitative Fund Aristarchus Program	28%	39%	13%	6%	8%	6%	100%
Graham Capital Management, L.P.	K4D-15 Program	11%	55%	16%	3%	10%	5%	100%
Quantitative Investment Management	Global	29%	19%	32%	7%	10%	3%	100%
QuantMetrics Capital Management LLP	QM Futures	17%	4%	73%	0%	6%	1%	100%
Tiverton Trading, Inc.	Discretionary Trading Methodology Program	17%	17%	16%	17%	17%	16%	100%
Winton Capital Management Ltd.*	Diversified	28%	39%	13%	6%	8%	6%	100%
Non-Major Advisors	N/A	16%	15%	29%	8%	13%	19%	100%
Other Reference Programs	Transtrend B.V. - Diversified Trend Program - Enhanced Risk/USD	25%	35%	15%	7%	12%	6%	100%
Frontier Diversified Series	N/A	20%	19%	28%	9%	12%	12%	100%

*	These figures are based on the Winton Futures Fund projected risk of the current trading system and represents Winton’s projected long term risk breakdown and is based on historic market volatilities over the last 10 years.

PAST PERFORMANCE OF FRONTIER DIVERSIFIED SERIES-1

The Capsule Performance Table which follows sets forth the past performance of the Frontier Diversified Series-1 during the period covered by the table.

Month	2010	2009
January	-3.98%
February	0.45%
March	2.28%
April	2.20%
May	-0.05%
June	-0.03%	-1.89%
July	-2.02%	-0.74%
August	4.09%	0.31%
September	1.25%	1.29%
October	4.13%	0.08%
November		1.41%
December		-3.61%
Year	8.31%	-3.20%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Diversified Series-1
Inception of Trading of Frontier Diversified Series-1:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Diversified Series-1 as of October 31, 2010:	$85,313,322.17
Net Asset Value of Frontier Diversified Series-1 as of October 31, 2010:	$88,881,322.56
Worst Monthly Percentage Draw-down:	-3.98% (Jan 2010)
Worst peak-to-valley Draw-down:	-7.45% (Nov 2009 to Jan 2010)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Diversified Series-1 performance table sets forth the actual performance of the Frontier Diversified Series-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Frontier Diversified Series-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 0.75%

•	Initial service fees and on-going service fees: 2.00%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF FRONTIER DIVERSIFIED SERIES-2

The Capsule Performance Table which follows sets forth the past performance of the Frontier Diversified Series-2 during the period covered by the table.

Month	2010	2009
January	-3.85%
February	0.58%
March	2.44%
April	2.35%
May	0.08%
June	0.12%	-1.79%
July	-1.88%	-0.59%
August	4.25%	0.46%
September	1.40%	1.45%
October	4.27%	0.22%
November		1.57%
December		-3.47%
Year	9.88%	-2.23%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Diversified Series-2
Inception of Trading of Frontier Diversified Series-2:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Diversified Series-2 as of October 31, 2010:	$63,909,574.77
Net Asset Value of Frontier Diversified Series-2 as of October 31, 2010:	$69,476,658.40
Worst Monthly Percentage Draw-down:	-3.85% (Jan 2010)
Worst peak-to-valley Draw-down:	-7.18% (Nov 2009 to Jan 2010)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FRONTIER DIVERSIFIED SERIES APPENDIX

CANTAB

The address of Cantab has changed to: City House, 126-130 Hills Road, Cambridge, CB2 1RE, United Kingdom.

PAST PERFORMANCE OF CANTAB

The table and notes included in the section entitled “FRONTIER DIVERSIFIED SERIES APPENDIX—CANTAB—PAST PERFORMANCE OF CANTAB” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF CANTAB

The Capsule Performance Table which follows presents the performance results of the CCP Quantitative Fund Aristarchus Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CCP Quantitative Fund Aristarchus Program

Month	2010	2009	2008	2007
January	-6.13%	-1.54%	7.41%
February	-3.57%	1.65%	7.48%
March	7.25%	-5.86%	-1.76%	1.82%
April	-0.22%	-6.15%	3.90%	3.71%
May	-4.82%	1.03%	5.88%	-0.25%
June	-0.83%	-3.36%	-1.84%	-1.61%
July	0.21%	0.16%	1.66%	0.40%
August	7.09%	-0.65%	1.14%	-7.48%
September	3.43%	5.16%	1.11%	10.10%
October	2.81%	1.22%	2.95%	6.83%
November		2.79%	6.58%	-1.23%
December		-3.42%	6.43%	1.99%
Year	4.33%	-9.20%	48.68%	14.06%

Name of CTA:	Cantab Capital Partners LLP
Name of Portfolio:	CCP Quantitative Fund Aristarchus Program
Inception of Trading by CTA:	March 2007
Inception of Trading of the Portfolio:	March 2007
Number of Accounts Open:	12
Total Assets Managed by CTA:	$1,018 million
Total Assets Traded According to the Program:	$1,008 million
Worst Monthly Percentage Draw-down:	-7.48% (August 2007)
Worst Peak-to-Valley Draw-down:	-17.9% (February 2009 to February 2010)
Number of Profitable Accounts That Have Opened and Closed:	2
Range of Returns Experienced by Profitable Accounts:	4.9% – 7.0%
Number of Unprofitable Accounts That Have Opened and Closed:	1
Range of Returns Experienced by Unprofitable Accounts:	-18.30%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

GRAHAM

The second paragraph of the “Background of Graham” is hereby deleted in its entirety and replaced with the following:

As of November 1, 2010 Graham has approximately 170 employees and manages assets of over $7 billion. Graham maintains its main business office at 40 Highland Avenue, Rowayton, CT 06853. Graham’s telephone number is 203-899-3400.

Pablo Calderini, Shannon Bass, Cameron Crise, Timothy Every, Ken Fahrman, Melanie Lynch, and Rita Nagle and new principals of Graham:

Pablo Calderini

Pablo Calderini is the Chief Investment Officer of Graham and is responsible for the management and oversight of the discretionary trading business at Graham. He joined Graham in August 2010 and became an Associated Person and Principal of Graham effective August 13, 2010. Prior to joining Graham, Mr. Calderini worked at Deutsche Bank from June 1997 to July 2010 where he held positions of increasing responsibility, most recently the Global Head of Equity Proprietary Trading. Mr. Calderini commenced his career at Deutsche Bank as Global Head of Emerging Markets. During his tenure at Deutsche Bank, Mr. Calderini also helped manage several groups across the fixed income and equity platforms, including the Global Credit Derivatives Team. Mr. Calderini received a B.A. in Economics from Universidad Nacional de Rosario in 1987 and a Masters in Economics from Universidad del Cema in 1988, each in Argentina.

Shannon Bass

Shannon Bass is a discretionary trader of Graham, specializing in capital structure credit trading. He became an Associated Person of Graham effective June 1, 2009 and a Principal on May 14, 2010. Prior to joining Graham in January 2009, Mr. Bass was a Senior Partner of R3 Capital Partners, an investment management firm, from June 2008 to January 2009. From November 2002 to May 2008, Mr. Bass held positions of increasing responsibility including Managing Director at the investment bank, Lehman Brothers, Inc. He was an associated person of Lehman Brothers, Inc. from January 2003 to May 2008. Mr. Bass received his M.B.A. from New York University in 1989 and his B.S. in Electrical Engineering from the University of California, San Diego in 1986.

Cameron Crise

Cameron Crise is a discretionary trader of Graham, specializing in multi-asset global macro markets. He became an Associated Person of Graham effective August 18, 2010 and a Principal on September 1, 2010. Prior to joining Graham in May 2010, Mr. Crise was employed as a portfolio manager at Nylon Capital LLP, an investment management firm, in London from April 2008 to March 2010. Mr. Crise was between employment in April 2010 and in February through March 2008. Mr. Crise was a currency portfolio manager at Fortis Investments, the global asset management arm of Fortis Group, the investment bank, from August 2004 to January 2008. Mr. Crise graduated from Duke University in 1993 where he received his B.A. in Public Policy Studies and History.

Timothy Every

Timothy Every is a discretionary trader of GCM, specializing in global foreign exchange, fixed income, and equity indices. He became an Associated Person of GCM effective August 4, 2010 and a Principal on October 1, 2010. Prior to joining GCM in April 2010, Mr. Every was a proprietary trader and Vice President in the Foreign Exchange Division of Citibank, an investment bank, from October 2007 to April 2010. From July 2000 to October 2007, Mr. Every held positions of increasing responsibility including Executive Director of U.S. Products Trading for the investment bank, Goldman Sachs. He was an associated person of Citibank from July 2008 to April 2010 and an associated person of Goldman Sachs from February 2001 to October 2007. Mr. Every received a B.A. in Economics from Stanford University in June 2000.

Ken Fahrman

Ken Fahrman is a discretionary trader of Graham, specializing in emerging markets. He became an Associated Person of Graham effective March 16, 2010 and a Principal effective July 1, 2010. Prior to joining Graham in October 2009, Mr. Fahrman worked as a portfolio manager at Sandell Asset Management Corp., an investment management firm, where he was employed from May 2005 to October 2009. Mr. Fahrman received his M.B.A. in finance from Columbia University in 1997 and a B.S. in Business Administration from Villanova University in 1989.

Melanie Lynch

Melanie Lynch is Senior Economist and a discretionary trader at Graham, specializing in fixed income markets with particular emphasis on short-term interest rates. Ms. Lynch joined Graham in December 2001 and became an Associated Person of Graham effective May 30, 2002 and a Principal on August 3, 2010. Ms. Lynch received her B.S. in economics from the University of Maryland at College Park in 1989.

Rita Nagle

Rita Nagle is a discretionary trader of Graham, specializing in energy commodity markets. She became an Associated Person of Graham effective June 29, 2010 and a Principal on July 1, 2010. Prior to joining Graham in April 2010, Ms. Nagle was a Senior Trader at Bunge North America, a large grain merchandising firm, from January 2009 to April 2010. She held the position of Vice President of Trading at Louis Dreyfus Highbridge Energy LLC, a merchant energy company, from November 2007 to December 2008. She was on sabbatical from July 2007 until November 2007. From July 2005 to June 2007, Ms. Nagle was Managing Director of Fixed Income, Energy Trading and Marketing for the investment bank, Credit Suisse Group AG. Ms. Nagle held the position of Managing Director in the Fixed Income, Currency and Commodities Division at the investment bank Goldman Sachs Group Inc. where she was employed from July 1998 to July 2005. Ms. Nagle received a B.A. in Economics and Psychology from Trinity College in 1989.

The description of William Pertusi is hereby deleted in its entirety and replaced with the following:

William Pertusi

William Pertusi is the Chief Risk Officer of Graham, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in Graham’s diverse trading strategies. He became an associated person of Graham effective July 24, 2006 and a principal on November 28, 2006. Prior to joining Graham in April 2006, Mr. Pertusi held the positions of Director and Risk Manager at SAC Capital Advisors LLC, an investment management firm, from July 2004 to April 2006. Mr. Pertusi was an associated person of SAC from June 2003 to June 2006 and a principal from June 2003 to May 2005. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an MBA from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

The description of Gavin Gilbert is hereby deleted in its entirety and replaced with the following:

Gavin Gilbert

Gavin Gilbert is a discretionary trader of Graham, specializing in fixed income markets. He became an associated person and principal of Graham effective June 24, 2008. Prior to joining Graham in March 2008, Mr. Gilbert was senior trader at Brevan Howard Asset Management, an investment management firm, where he was employed from April 2004 to March 2008.

The description of Jon Tiktinsky is hereby deleted in its entirety and replaced with the following:

Jon Tiktinsky

Jon Tiktinsky is a discretionary trader of Graham, specializing in the U.S. fixed income markets. He became an associated person of Graham effective May 23, 2008 and a principal on May 30, 2008. Prior to joining Graham in May 2008, Mr. Tiktinsky held positions of increasing responsibility, including Managing Director, Head of U.S. Treasury Dealership, at RBS Greenwich Capital, an investment bank, where he was employed from July 2004 to March 2008. During April 2008, Mr. Tiktinsky was between employment. Mr. Tiktinsky received his B.A. in economics from Colgate University in 1982.

The description of Marwan Younes is hereby deleted in its entirety and replaced with the following:

Marwan Younes

Marwan Younes is a discretionary trader of Graham, specializing in the commodities markets. He became an associated person of Graham effective April 18, 2008 and a principal on May 1, 2008. Prior to joining Graham in November 2007, Mr. Younes worked as an associate in the commodities department of the investment bank Morgan Stanley in New York from July 2006 to October 2007. Before joining Morgan Stanley, Mr. Younes was on sabbatical during June 2006. Mr. Younes attained his engineering degree in May 2006 from École Nationale Supérieure de Techniques Avancées, or ENSTA, in Paris, France where he was enrolled from September 2002 through May 2006. In May 2006, Mr. Younes also received his Masters of Science in Financial Engineering from Columbia University where he was enrolled from July 2005 to May 2006.

PAST PERFORMANCE OF GRAHAM

The table and notes included in the section entitled “FRONTIER DIVERSIFIED SERIES APPENDIX—GRAHAM—PAST PERFORMANCE OF GRAHAM” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF GRAHAM

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Graham during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

K4D-15 Program (Formerly K4 Program at 150% Leverage)

Month	2010	2009	2008	2007	2006	2005
January	-8.29%	0.62%	1.77%	-1.35%	1.07%	-10.16%
February	0.59%	1.89%	7.49%	-6.23%	-0.42%	-0.91%
March	4.16%	-4.53%	1.35%	-3.63%	1.54%	-4.43%
April	1.90%	-2.26%	0.91%	7.17%	6.95%	-11.10%
May	-0.31%	4.63%	3.04%	14.25%	-2.78%	2.05%
June	-1.67%	-4.89%	4.63%	6.23%	-0.83%	8.55%
July	-1.22%	3.29%	-5.39%	-3.00%	-2.47%	-1.87%
August	3.70%	1.91%	-2.24%	-3.60%	-3.28%	-1.73%
September	0.77%	4.54%	2.54%	4.37%	1.02%	5.49%
October	4.99%	-2.57%	11.75%	6.82%	1.96%	-1.05%
November		6.33%	4.03%	-0.79%	2.33%	3.08%
December		-3.41%	1.99%	-2.52%	2.54%	-3.09%
Year	4.02%	4.96%	35.62%	16.91%	7.45%	-15.79%

Name of CTA:	Graham Capital Management, L.P.
Name of Trading Program:	K4D-15 Program (formerly K4 Program at 150% Leverage)
Inception of Trading by CTA:	February 2, 1995
Inception of Trading in the Program:	June 1, 1999
Number of Accounts Open:	18
Total Assets Managed by CTA:	$7,050,820,000
Total Assets Traded According to the Program:	$1,644,825,000
Worst Monthly Percentage Draw-down:	April 2005 / 11.10%
Worst Peak-to-Valley Draw-down:	February 2004 through April 2005 / 29.87%
Number of Profitable Accounts Both Opened and Closed within period 1/1/2005 to October 31, 2010:	0
Range of Net Lifetime Returns for Such Accounts:	N/A
Number of Unprofitable Accounts Both Opened and Closed within period 1/1/2005 to October 31, 2010:	0
Range of Net Lifetime Returns for Such Accounts:	N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

See Notes to Performance Information Below

(1)	The reporting of “total assets” managed by Graham or traded according to a particular program reflects the notional funding of accounts. Clients direct Graham to trade their accounts at a specific notional level of trading and it is not the practice of Graham to require clients to disclose how they fund their brokerage account. Accordingly, Graham generally cannot determine the amount of cash committed to client accounts.

(2)	The Rate of Return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, “net income” represents the gross income for the month in question, net of all expenses and performance allocations. The Rate of Return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year’s initial index.

(3)	Graham advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.

QIM

The description of Michael Geismar is hereby deleted in its entirety and replaced with the following:

Michael Geismar

Mr. Geismar co-founded QIM in April 2003 with Mr. Woodriff after 18 months of successfully trading their proprietary accounts. As the head of trading for QIM, he implements the firm’s investment models and oversees its portfolio management. Mr. Geismar also manages investor relations and QIM’s general business affairs.

In February 2000, Mr. Geismar joined Mr. Woodriff, assisting in the development of an equities investment program that led the two to co-found DHR LLC. Mr. Geismar graduated from the University of Virginia in 1994 with a BA in Mathematics and a minor in Statistics. Mr. Geismar has been registered as an associated person and listed as a principal of QIM since November 2005 and January 2004, respectively.

The description of Greyson Williams is hereby deleted in its entirety and replaced with the following:

Greyson Williams

Mr. Williams co-founded QIM in April 2003 after joining Mr. Woodriff and Mr. Geismar as a consultant to DHR in December 2002. He serves as an analyst, assists in statistical analysis and the development of predictive and risk models, and manages the internal databases and in-house software development.

Mr. Williams has spent the past twelve years specializing in the collection, management, analysis, and application of financial information and market data. He worked as an analyst in the Bank Mergers & Acquisitions department at SNL Securities LC from August 1997 until July 2000, serving as Director of Banking M&A Research from May 1999 until his departure. In December 2000, Mr. Williams co-founded VW Capital LLC, a firm created to map complex merger terms into programmatic models for interfacing with real-time market data. In October 2002, he founded Jobe Analytics & Consulting, Ltd., a financial information management consulting firm. Mr. Williams graduated from the University of Virginia in 1995 with a BA in English and a minor in Art History. Mr. Williams has been registered as an associated person and listed as a principal of QIM January since November 2005 and January 2004, respectively.

The description of Paul McKee is hereby deleted in its entirety and replaced with the following:

Paul McKee, Ph.D.

Dr. McKee joined QIM in January 2005, and became Chief Technology Officer in March 2009. Dr. McKee’s responsibilities include managing developers and other technical staff, developing QIM’s broad technical strategy and assisting with maintenance and development of predictive code.

Before joining QIM, Dr. McKee was a research physicist at the University of Virginia from September 2000 to October 2004. His research was primarily conducted at Department of Energy particle accelerator facilities in Newport News, Virginia, and Stanford University, California. Dr. McKee graduated from Georgetown University in 1990 with a B.S. in Physics and a minor in Computer Science, from the University of Virginia in 1995 with an M.A. in Physics, and from the University of Virginia in 2000 with a Ph.D. in Nuclear Physics. Dr. McKee has been registered as an associated person of QIM since February 17, 2009 and listed as a principal of QIM since March 3, 2009. Dr. McKee was between employment from November 2004 through December 2004.

PAST PERFORMANCE OF QIM

The table and notes included in the section entitled “FRONTIER DIVERSIFIED SERIES APPENDIX—QIM—PAST PERFORMANCE OF QIM” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF QIM

The following summary performance information reflects the composite performance results for QIM’s Global Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Global Program

Month	2010	2009	2008	2007	2006	2005
January	-4.33%	6.29%	-7.77%	1.65%	1.04%	-0.39%
February	-0.46%	-0.17%	5.17%	1.37%	1.46%	-1.68%
March	-1.02%	-2.32%	3.62%	5.50%	0.92%	4.48%
April	0.06%	4.38%	2.08%	1.32%	-2.17%	7.19%
May	-1.39%	3.69%	5.70%	-4.03%	5.12%	2.94%
June	0.42%	-0.75%	-1.63%	0.94%	-2.57%	-2.17%
July	-0.77%	1.82%	-1.92%	2.05%	2.05%	0.62%
August	1.38%	0.78%	3.41%	7.66%	-0.26%	0.80%
September	0.38%	1.40%	3.02%	1.09%	-1.52%	0.98%
October	2.45%	-2.51%	-2.53%	3.98%	2.37%	0.56%
November		2.12%	2.33%	3.02%	0.21%	1.94%
December		-3.70%	0.68%	1.15%	-1.28%	3.08%
Year	-3.38%	11.07%	11.94%	28.41%	5.23%	19.54%

Name of CTA:	Quantitative Investment Management
Name of Trading Program:	Global Program
Date CTA Began Trading Client Accounts:	October 2003
Date CTA Began Trading This Program:	October 2003
Number of Client Accounts in This Program:	41
Client Assets Under Management in All Programs:	$1,359,702,000 Actual
$2,634,758,000 Nominal
Client Assets Under Management in This Program:	$1,359,702,000 Actual
$2,634,758,000 Nominal
Largest Monthly Percentage Draw-down:	-9.11% in March 2004
Largest Peak-to-Valley Draw-down:	-11.15% in Sept 2010 – July 2010
Number of Accounts Closed:	21 All profitable 0.00% to +24.99%
0 Unprofitable

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time- weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

QUANTMETRICS

PAST PERFORMANCE OF QUANTMETRICS

The table and notes included in the section entitled “FRONTIER DIVERSIFIED SERIES APPENDIX—QUANTMETRICS—PAST PERFORMANCE OF QUANTMETRICS” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF QUANTMETRICS

The Capsule Performance Table which follows presents the performance results of the QM Futures Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

QM Futures Program

Month	2010	2009	2008	2007	2006	2005
January	-0.47%	0.02%	4.03%	2.41%	0.07%	1.57%
February	-0.51%	1.23%	1.43%	2.92%	0.51%	(0.18%)
March	0.07%	1.11%	(0.76%)	3.49%	0.35%	1.03%
April	-1.23%	0.34%	0.78%	0.43%	0.87%	3.22%
May	1.56%	0.54%	2.44%	1.79%	2.43%	(0.17%)
June	0.29%	0.28%	5.12%	2.55%	1.54%	(0.93%)
July	0.05%	0.81%	0.10%	1.38%	2.27%	2.30%
August	-0.67%	0.36%	1.63%	0.86%	0.98%	3.73%
September	-1.33%	(0.04%)	(0.48%)	2.36%	0.81%	1.39%
October	-1.32%	0.23%	2.54%	(0.01%)	0.93%	1.04%
November		0.60%	3.20%	2.48%	1.39%	1.07%
December		(0.42%)	0.72%	1.66%	0.34%	0.32%
Year	-3.56%	5.16%	22.63%	24.68%	13.20%	15.26%

Name of CTA:	QuantMetrics Capital Management LLP
Name of Portfolio:	QM Futures Program
Inception of Trading by CTA:	March 2004
Inception of Trading of the Portfolio:	March 2004
Number of Accounts Open:	17 (10 Premier, 7 Directional)
Total Assets Managed by CTA:	$1.10 billion
Total Assets Traded According to the Program:	$1,080mm ($786mm Premier, $212mm Directional)
Worst Monthly Percentage Draw-down:
Worst Peak-to-Valley Draw-down:
Number of Profitable Accounts That Have Opened and Closed:	5
Range of Returns Experienced by Profitable Accounts:	0.91% to 100.61% (accounts still open)
3.52% to 31.23% (accounts closed)
Number of Unprofitable Accounts That Have Opened and Closed:	0
Range of Returns Experienced by Unprofitable Accounts:	-3.84% (account still open)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

TIVERTON

The description and past performance of Tiverton is hereby deleted in its entirety and replaced with the following:

Background of Tiverton

Tiverton Trading is an Exempted Company incorporated in the Cayman Islands with limited liability that engages in the management of commodity trading accounts for qualified investors pursuant to its trading methodology. The successor firm to Tiverton has been registered as a CPO and CTA under the CE Act since August 2005 and Tiverton Trading has been registered as such since December 17, 2009. Tiverton is also a member of the NFA. Tiverton is located at 103 South Church Street, Harbour Place, 5th Floor, PO Box 30464, Grand Cayman KY1-1202, Cayman Islands, and has a branch office at 21 Boulevard des Moulins, Monte-Carlo, 98000, Monaco.

Principals of Tiverton

Grenville Craig

Grenville Craig started trading futures for investment accounts in August 1977 when he joined Commodities Corporation (“CC”), a commodity trading advisor and commodity pool operator based in Princeton, New Jersey, in the United States that traded actively across various commodities. Mr. Craig served in various capacities including Senior Vice President and as a member of the management policy committee, and was a principal of such firm from July 1980 to May 1983.

Mr. Craig was a principal of his own registered sole proprietorship commodity trading advisor and pool operator from July 1982 to June 1984 and from August 1984 to July 1999. In August 1984 he founded Tiverton Trading Inc., which managed proprietary and client accounts and pools independently of CC. Mr. Craig was a principal of Tiverton Trading Inc from August 1984 to December 1993 and its associated person from May 1986 to December 1993. In September 1989, Mr. Craig resigned from CC to found Princeton Paris Research Corporation, a commodity trading advisor and pool operator. He was a principal and associated person of Princeton Paris Research Corporation from June 1990 to March 1991 and a branch office manager, principal and associated person from April 1992 to July 1998. He was also a principal and associated person of the following commodity trading advisors and pool operators: Hamilton Advisors Limited (August 1984 to March 1986); Princeton Commodities Services Inc (April 1992 to June 1993); and Tiverton Trading Ltd (August 1995 to December 1998).

From January 1994 to March 2006 Mr. Craig was the president of Leeward Services Corp., a company through which he conducted his own investment activities and through which he hired others to assist him. He became a principal and associated person of Tiverton Trading Inc. on August 29, 2005. He has also been a principal since December 5, 2009, and an associated person since December 17, 2009, of Tiverton Trading LTD, a Cayman Island commodity pool operator and commodity trading advisor and a principal since April 19, 2010, and an associated person since May 4, 2010, of Tiverton Trading (Monaco) SAM, a Monaco commodity pool operator and commodity trading advisor.

Mr. Craig’s research interests focus predominantly upon the “macro-economic” markets, the metals, financial futures, and currencies.

Mr. Craig graduated from Harvard College cum laude in 1963, from MIT’s Sloan School of Management in 1968, and received a PhD from Yale University in Economics in 1977.

Mr. Craig became a principal and associated person of Tiverton in December 2009. He participates in the trading decisions for Tiverton, as well as selects and supervises other persons at Tiverton so engaged. Tiverton will conduct its trading for its allocation from the Frontier Diversified Series and Frontier Masters Series units through a trading company pursuant to Tiverton’s Discretionary Trading Methodology Program.

TIVERTON INVESTMENT STRATEGY

The objective of Tiverton is to achieve capital growth while attempting to control risks with disciplined money management. Tiverton pursues this objective by primarily trading in commodity interests, which includes, without limiting the foregoing, futures contracts, forward contracts and options thereon.

Tiverton trades a client’s assets in accordance with its trading methodology, which generally has the following characteristics:

Fundamental. Tiverton may base its trading decisions on “fundamental” analysis. Such analysis attempts to examine the underlying factors which affect the supply and demand and hence the price of a commodity.

Technical. The methodology may also use “technical” analysis based on the theory that a study of the markets themselves provides a means of anticipating price movements. This approach examines, for example, trend lines, support and resistance points, retracement levels, moving averages, volatility levels, volume, open interest levels and other statistical indicators.

Risk Management. An important aspect of Tiverton’s trading methodology is the emphasis placed on capital preservation and the avoidance of large equity draw-downs. These themes are an integral part of Tiverton’s trading methodology.

TIVERTON’S DISCRETIONARY TRADING METHODOLOGY

The objective of Tiverton is to achieve capital growth while attempting to control risks with disciplined money management. Tiverton relies on a combination of fundamental and technical analysis in making trading decisions, with the objective of participating in major price moves in the markets traded.

Substantial positions are not normally taken in a direction believed to be counter to the primary trend of the market. The technical approach focuses on price charts and variables such as open interest, over bought/over sold indicators, moving averages, and support and resistance areas.

Tiverton also relies upon fundamental analysis. Fundamental analysis, in respect to commodities, attempts to estimate equilibrium commodity prices by modeling or estimating supply and demand for individual commodities as well as stocks available to the market. With financial futures and currencies, other fundamental factors, such as inflation rates, interest rates, and current account balances are of primary interest.

Given the emphasis on both technical and fundamental analysis of markets, Tiverton generally only takes large positions when it believes the fundamental outlook is in accord with the major price trend detected by the technical analysis. When its fundamental views indicate a change in the major price trend and it believes this to be confirmed by strong signals of reversal in the price pattern and perhaps other technical indicators; however, Tiverton may take a position that is counter to the major trend then in effect. Given the importance placed on participating in major trends, Tiverton takes an important countertrend position only when clear stop-loss chart points exist to limit losses.

Tiverton will seek to move stop loss exit levels in the direction of the trend, in an attempt to protect a portion of the unrealized profit of the trade. Tiverton may add to existing positions during corrections to the main trend or at other times, such as following break-outs (or breakdowns) from congestion patterns.

It is Tiverton’s belief that the key to success in trading futures markets lies in money management. As part of its money management, Tiverton will determine when to take losses and when to realize profits, how large positions should be, when to increase regular position size after a period of sustained growth in trading equity, and most difficult, how to deal with losing or “flat” periods. An important aspect of Tiverton’s trading methodology is the emphasis placed on capital preservation and the avoidance of large equity draw-downs. These themes are an integral part of Tiverton’s trading methodology. On occasion this may result in Tiverton’s client accounts not being invested in so called “hot” markets undergoing major price trend moves, because Tiverton feels the risk-reward characteristics of the market are no longer favorable.

Tiverton may trade in any commodity or financial futures interest that is now traded, or may be traded in the future, on exchanges and markets located within the United States and abroad. Tiverton invests in futures contracts, both for financial instruments and commodity markets, as well as forward contracts on foreign exchange markets and the London Metal Exchange. Options on futures and forward contracts are also traded. The traditional market groups in which Tiverton invests are: foreign exchange, short and long term Interest rates, equity indices and their sectors, base and precious metals, grains, the soy complex, softs and industrials. It is possible for a client account to have no investment positions at certain times. It will typically use simple options strategies when it believes such strategies offer better risk-reward characteristics than outright long/short futures and forward positions.

PAST PERFORMANCE OF TIVERTON

The following summary performance information reflects the composite performance results of Tiverton Trading during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Tiverton Trading (UNAUDITED)

Month	2010	2009	2008	2007	2006
January	1.43%	0.80%	3.27%	-0.32%
February	0.22%	-0.65%	7.08%	3.39%
March	-0.63%	-1.60%	1.44%	0.26%
April	-1.01%	-1.01%	0.69%	0.98%	4.76%
May	1.75%	2.20%	0.68%	0.92%	3.59%
June	0.02%	-3.78%	1.38%	2.57%	-0.17%
July	-1.44%	-0.86%	-1.84%	-0.37%	-1.30%
August	1.72%	-0.64%	1.47%	0.73%	-0.63%
September	1.06%	0.97%	2.22%	6.54%	-0.89%
October	0.35%	0.52%	7.75%	-0.48%	2.06%
November		1.48%	3.52%	0.99%	4.59%
December		-0.73%	4.79%	4.69%	-0.82%
Year	3.46%	-3.39%	37.20%	21.50%	11.50%

The following information is as of October 30, 2010.

Name of CTA:	Tiverton Trading
Name of program:	Discretionary Trading Methodology
Inception of trading by CTA:	April 2006
Inception of trading in program:	April 2006
Total Client Assets Under Management Traded Pursuant to Trading Program (including Notional Funds):	$373,028,967
Total Client Assets Under Management Traded Pursuant to Trading Program (excluding Notional funds):	$116,039,689
Total Assets Under Management all Programs (including Notional Funds):	$373,028,967
Total Assets Under Management all Programs (excluding Notional Funds):	$116,039,689
Number of Client Accounts Open:	7
Worst Monthly Percentage Draw-down:	-3.78% (June 2009)
Worst Peak-to-Valley Draw-Down:	-6.27% (January 2009 to August 2009)
Number of Accounts Using Trading Program Closed with Profits:	1 (+19.74%)
Number of Accounts Using Trading Program Closed with Losses:	2 (Range: -2.67% to -0.61%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes on Performance Information:

The program was traded exclusively by Tiverton Trading, Inc. from inception through July 2010. In August 2010 the program was traded by both Tiverton Trading, Inc. and Tiverton Trading, a Cayman Island company that was established to be the successor to Tiverton Trading, Inc. The program is now traded exclusively by Tiverton Trading.

“Draw-Down” means losses experienced by the trading program over a specified period.

“Worst Monthly Percentage Draw-Down” is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

Worst Peak-to Valley Draw-down is the greatest cumulative percentage decline in month-net asset value due to losses sustained by the trading pursuant to the program during which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Monthly Rate of Return is computed by dividing Monthly Performance by Beginning Equity plus Additions. The monthly rates are then compounded to arrive at the annual rate of return.

TRANSTREND

PAST PERFORMANCE OF TRANSTREND

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Transtrend pursuant to the Diversified Trend Program—Enhanced Risk/USD during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Diversified Trend Program

Subset: Enhanced Risk Profile (US Dollar)

Composite Rate of return on aggregate nominal account size

Pro forma fees, estimated interest income

Month	2010	2009	2008	2007	2006	2005
January	-3.90%	-0.27%	-0.48%	1.64%	1.78%	-4.35%
February	1.18%	0.76%	5.55%	-4.07%	–2.26%	2.74%
March	8.18%	-3.34%	1.33%	-3.24%	0.89%	2.03%
April	1.82%	0.18%	0.59%	5.69%	1.94%	-3.48%
May	-4.58%	1.28%	3.28%	6.84%	-3.78%	1.03%
June	-0.22%	-1.10%	3.03%	3.65%	-1.26%	4.02%
July	-0.86%	-2.30%	-2.38%	-2.50%	-3.69%	3.26%
August	2.75%	0.23%	-1.38%	-2.44%	4.72%	-0.49%
September	3.59%	-0.93%	4.95%	7.81%	0.12%	1.80%
October	3.91%	-3.48%	7.12%	9.02%	4.56%	-0.67%
November		2.11%	2.57%	-2.16%	3.68%	3.40%
December		-4.79%	2.29%	1.32%	5.29%	-3.00%
Year	11.81%	-11.28%	29.38%	22.39%	12.03%	5.98%

Referenced Investment:	Transtrend B.V. - Diversified Trend Program Subset: Enhanced Risk/USD being the program referred to by the fund which is subject of the swap.
Start Date:	1 October 1993	Client Accounts
	1 January 1995	This Subset
No. of Open Accounts:
In Diversified Trend Program:	57
In this Subset:	31
Assets under Management:
All Accounts:	$8,957,562,082	Aggregate Nominal Account Size
	$3,721,802,791	Actual Funds
	$5,235,759,291	Notional Funds
This Subset (US dollar):	$5,669,464,699	Aggregate Nominal Account Size
	$2,318,670,347	Actual Funds
	$3,350,794,352	Notional Funds
Worst Monthly Draw-down
Since 1 January 2005:	-4.79%	December 2009 (Composite)
	-6.90%	May 2010 (Individual Account)
Worst Peak-to-Valley Draw-down
Since 1 January 2005:	-15.15%	February 2009/January 2010 (Composite)
	-20.63%	February 2009/ January 2010 (Individual Account)
Opened and Closed accounts
Since 1 January 2005:
In Diversified Trend Program:
With positive performance:	5	14.15% / 35.48%
With negative performance:	3	-10.20% / -6.37%
In this Subset:
With positive performance:	2	17.29% / 35.48%
With negative performance:	2	-10.20% / -6.37%

Draw-down means losses experienced by an account or a subset of the trading program over a specified period.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The above Capsule Performance Table presents the performance results of all of the accounts of Transtrend’s Diversified Trend Program—Enhanced Risk/USD (except as noted below) on a composite basis based upon the aggregate nominal account size in the following subset: the Enhanced Risk Profile for accounts denominated in U.S. dollar.

In order to aggregate and compare the performance of individual accounts a pro forma reporting format is used, i.e., a standardized format irrespective of specific terms and conditions that may govern individual accounts in practice.

The composite rate of return reflects the pro forma net performance for the period divided by the beginning aggregate nominal account size. Draw-down is expressed as a percentage of the aggregate nominal account size.

During the period covered by the Capsule Performance Table, composite rates of return are calculated on a daily basis which compound to a monthly return. Thus, intra-month additions and/or withdrawals are taken into account when they occur without distorting the monthly composite rate of return.

Pro forma net performance presents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage and give-up commissions, mark-ups and prime brokerage fees which currently amount to approximately 0.5% of the aggregate nominal account size per annum for the Diversified Trend Program’s Standard Risk Profile and to approximately 0.75% of the aggregate nominal account size per annum for the Diversified Trend Program’s Enhanced Risk Profile (on average approximately USD 6 per round-turn trade, worldwide, in case of exchange-traded Futures, and on average approximately USD 20 per USD 1,000,000 of the nominal amount of an OTC FX transaction, which includes a prime brokerage fee of currently USD 7 per USD 1,000,000) (however, such actual brokerage and give-up commissions, mark-ups and prime brokerage fees have been as high as approximately 2% for the Standard Risk Profile and approximately 3% for the Enhanced Risk Profile in the past); (b) less pro forma monthly management fees of 0.25% of beginning nominal account size (approximately 3% per annum); (c) less pro forma monthly performance fees at 25% of net new trading profits; and (d) plus pro forma interest income earned on actual funds.

As Transtrend is not privy in all cases to the arrangements between Transtrend’s customers and their brokers, the amount of interest income actually earned by such accounts is estimated at a rate equal to 90% of the prevailing interest rate relevant to the underlying currency subset of the Diversified Trend Program. Until August 31, 2008, the composite rate of return in the Capsule Performance Table includes pro forma interest income at a rate equal to 90% of the relevant 3-month interest rate earned by such accounts on Actual Funds. As of September 1, 2008, pro forma interest income on Actual Funds is calculated at a rate equal to 90% of the relevant overnight interest rate.

A negative monthly composite rate of return is mitigated by a consistent book entry reversal of the pro forma performance fees accrued, irrespective whether the book entry reversal was actually effectuated or interest was actually received. The book entry reversal of pro forma performance fees in periods of negative composite rates of return might reduce the volatility of the composite rate of returns in comparison to situations where performance fees are periodically settled. Periodic settlement of performance fees empties the performance fee reserve so that that negative rates of return occurring after the fixed settlement date can only be moderated by the give-back of the amount of newly built-up performance fees after this settlement date. Giving back earlier accrued pro forma performance fees in periods of negative rates of returns may result in an underestimation of drawdowns in comparison to situations where performance fees are periodically settled.

The accounts managed by Transtrend are generally subject to a variety of additional third party fees and expenses which are not directly related to Transtrend’s trading activities for such accounts but which are paid out of the assets of the accounts to various third parties, including, without limitation, selling agents, administrators, risk managers, consultants, valuation agents, attorneys, accountants, regulators and others. The type and amount of such fees and expenses vary on an account by account basis. Since Transtrend neither is paid nor is sharing in these fees or expenses and has no control over the amount and timing of such fees or expenses, Transtrend believes that deducting such fees and expenses from the performance of the accounts included in the Capsule Performance Table would not accurately represent Transtrend’s trading performance for such accounts. Moreover, such fees and expenses usually do not impact Transtrend’s performance fees as the advisory agreement between Transtrend and the client does not take such third party expenses into account when determining if an account has experienced net new trading profits for purposes of determining Transtrend’s performance fee. Accordingly, the performance of such accounts has not been adjusted to take account of these fees or expenses. In certain circumstances where Transtrend is managing an account for a fund sponsored by a third party, the advisory agreement between Transtrend and the fund may require that the calculation of Transtrend’s performance fee take certain fund expenses (e.g. administration costs) into consideration, which fund expenses would reduce the performance fees otherwise payable to Transtrend.

A substantial part of the client accounts are partially-funded accounts. Transtrend believes that the pro forma performance of the subset as stated in the Capsule Performance Table is reflective for the performance of the individual accounts which are included in the subset. However, for various reasons an individual account may have realized more or less favorable results than the composite results indicate.

WINTON

The first paragraph of the description of David Winton Harding is hereby deleted in its entirety and replaced with the following:

David Harding, Founder and Chairman of the Investment Advisor, graduated from Cambridge University with a First class Honours degree in Natural Sciences specialising in Theoretical Physics. He joined stockbroker Wood MacKenzie as a graduate trainee in September 1982 and was involved at the inception of the LIFFE Financial futures market. A year later in 1983 he moved to Johnson Matthey & Wallace, a commodity futures broker, and then joined Sabre Fund Management (Sabre) in November 1984, one of the UK’s first commodity trading advisors or CTAs. At Sabre, Mr Harding was able to apply his scientific training to develop techniques for trading a wide variety of futures markets.

The first paragraph of the description of Martin John Hunt is hereby deleted in its entirety and replaced with the following:

Mr Hunt, Director of the Investment Advisor, first became involved in managed futures in January 1986, when he managed the trading operations of Sabre. He then joined Adam, Harding and Lueck, and between February 1988 and 1991 he was responsible for managing their trading operations and establishing a trading facility in Switzerland. In August 1991, Mr Hunt assumed responsibility for marketing and operations at Royston Investments Ltd, which at the time was a CFTC-registered CTA. In March 1994, he established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry before joining Palatinate Investment Management Limited in August 1994 as director of Marketing, Operations and Compliance before leaving in January 1997. He was then recruited to handle the formation, structuring and subsequent day-to-day running of the Investment Advisor. Mr Hunt supervised the Investment Advisor’s operations as well as being responsible for the firm’s regulatory compliance and finance.

The description of Gurpreet Jauhal is hereby deleted in its entirety.

The first paragraph of the description of Rajeev Patel is hereby deleted in its entirety and replaced with the following:

Rajeev Patel was appointed to the board of directors of the Investment Advisor in June 2009 and became Chief Operating Officer in October 2010. Mr Patel graduated from Trinity and All Saints College, Leeds with a degree in Economics and Business Administration and joined the Investment Advisor in April 1997. During the last 12 years Mr Patel has been centrally involved in the Investment Advisor’s trading and operations functions. He has overseen the development and implementation of a number of automated accounting and reconciliation processes at the Investment Advisor as the company has moved from external to proprietary systems. Mr Patel is currently responsible for the Operations Department covering Operations IT, Fund Accounting and Settlements. Mr. Patel was originally registered with the Securities and Futures Authority and was “grandfathered” into the new regime as a Financial Services Authority approved person in December 2001. He has been listed as an NFA associated person and registered as an associated person since May 1998 and was appointed Associate Director at Winton in April 2007. Mr. Patel became listed with the NFA as a principal of Winton in June 2009.

The following description of the business background of Andrew Newman Bastow is hereby added to the Prospectus:

Andrew Newman Bastow, General Counsel and Director of Government and Regulatory Affairs

Andrew Bastow was appointed Director in October 2010. Mr Bastow has been Winton Capital’s General Counsel since 2005 and is responsible for spearheading Winton’s increasing engagement with regulatory bodies and lawmakers in Europe, the USA and the Far East. He was elected to the General Council of the Alternative Investment Management Association in September 2010 and is a member of the Hedge Fund Lawyers Association. Mr. Bastow has been listed as a principal of Winton since November 2010.

Mr Bastow is a solicitor of England and Wales and is also admitted as a Barrister and Solicitor of the Supreme Court of Western Australia. Prior to joining Winton he was employed by the Treasury Solicitor’s Department of the Government of the United Kingdom from March 2005 to October 2005, and before that with the State Solicitor’s Office in Western Australia from February 2001 to January 2005, where he was engaged in a wide range of practice areas including public law, employment, regulation, prosecution and enforcement. He is a British Chevening Scholar and holds a First Class Master of Laws degree from the London School of Economics and Political Science which he received in September 2004.

PAST PERFORMANCE OF WINTON

Winton Diversified Program

The Capsule Performance Table which follows sets forth the actual past performance of the Winton Diversified Program during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Month	2010	2009	2008	2007	2006	2005
January	-2.51%	0.92%	3.92%	4.03%	3.93%	-5.16%
February	2.29%	-0.32%	8.21%	-6.39%	-2.74%	5.72%
March	4.64%	-1.78%	-0.92%	-4.13%	3.88%	4.70%
April	1.58%	-3.08%	-0.97%	6.13%	5.68%	-4.03%
May	-0.85%	-2.08%	1.95%	5.04%	-3.21%	6.49%
June	1.46%	-1.31%	5.22%	1.83%	-1.34%	2.85%
July	-2.83%	-1.55%	-4.66%	-1.38%	-0.62%	-2.15%
August	4.92%	0.31%	-3.09%	-0.96%	4.58%	7.66%
September	0.84%	2.73%	-0.38%	6.83%	-1.43%	-6.50%
October	2.31%*	-1.54%	3.65%	2.38%	1.43%	-3.02%
November		5.12%	4.48%	2.45%	3.10%	7.05%
December		-2.53%	1.93%	0.12%	2.03%	-4.59%
Year	12.16%*	-5.39%	20.25%	16.13%	15.83%	7.66%

Name of CTA:	Winton Capital Management
Name of Portfolio:	Winton Diversified Trading Program
Inception of Trading by CTA:	October 1997
Inception of Trading of the Portfolio:	October 1997
Number of Open Accounts at January 31, 2010:	55
Total Assets Managed by CTA:	$15,764,016,000
Total Assets Traded According to the Program:	$15,608,991,000
Worst Monthly Percentage Draw-down past five years and Year-to-Date:	-6.50% (September 2005)
Worst Peak-to-Valley Draw-down past five years and Year-to-Date:	-10.25% (February 2007 to March 2007)
Number of Profitable Closed Accounts past five years and Year-to-Date:	8
Number of Unprofitable Closed Accounts past five years and Year-to-Date:	1

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Draw-down means losses experienced by the trading program over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

FRONTIER MASTERS SERIES APPENDIX

The information set forth on pages Frontier Masters App.—5 through Frontier Masters App.—7 is hereby deleted in its entirety and replaced with the following:

Diversification Summary

The Frontier Fund—THE FRONTIER MASTERS SERIES

Trading Advisors	Program	Interest Rates	Currencies	Stock Indices	Metals	Energies	Agriculturals	Total
Cantab Capital Partners LLP	CCP Quantitative Fund Aristarchus Program	28%	39%	13%	6%	8%	6%	100%
Tiverton Trading, Inc.	Discretionary Trading Methodology	17%	17%	16%	17%	17%	16%	100%
Winton Capital Management, Ltd.	Diversified Program	25%	21%	19%	15%	12%	7%	100%
Other Major Reference Programs	Transtrend B.V. – Diversified Trend Program-Enhanced Risk/USD	25%	35%	15%	7%	12%	6%	100%
Frontier Masters Series Program	N/A	24%	28%	16%	11%	12%	9%	100%

PAST PERFORMANCE OF MASTERS SERIES-1

The Capsule Performance Table which follows sets forth the actual past performance of the Masters Series-1 units during the period covered by the table.

Month	2010	2009
January	-3.54%
February	-0.37%
March	4.32%
April	0.57%
May	-1.46%
June	-0.20%	-2.03%
July	-1.70%	-1.64%
August	4.24%	-0.30%
September	3.56%	2.33%
October	4.05%	-0.57%
November		2.52%
December		-5.74%
Year to date	9.47%	-5.54%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Masters Series-1
Inception of Trading of Frontier Masters Series-1:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Masters Series-1 as of October 31, 2010:	$39,447,899.58
Net Asset Value of Frontier Masters Series-1 as of October 31, 2010:	$40,540,328.76
Worst Monthly Percentage Draw-down:	-5.74% (Dec 2009)
Worst peak-to-valley Draw-down:	-9.41% (Nov 2009 to Feb 2010)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Masters Series-1 performance table sets forth the actual performance of the Frontier Masters Series-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Masters Series-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 2.0%

•	Initial service fees and on-going service fees: 2.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF MASTERS SERIES-2

The Capsule Performance Table which follows sets forth the actual past performance of the Masters Series-2 units during the period covered by the table.

Month	2010	2009
January	-3.40%
February	-0.24%
March	4.48%
April	0.71%
May	-1.33%
June	-0.04%	-1.92%
July	-1.56%	-1.49%
August	4.40%	-0.15%
September	3.73%	2.49%
October	4.19%	-0.47%
November		2.67%
December		-5.60%
Year to date	11.08%	-4.63%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Masters Series-2
Inception of Trading of Frontier Masters Series-2:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Masters Series-2 as of October 31, 2010:	$24,138,527.91
Net Asset Value of Frontier Masters Series-2 as of October 31, 2010:	$25,629,324.35
Worst Monthly Percentage Draw-down:	-5.60% (Dec 2009)
Worst peak-to-valley Draw-down:	-9.03% (Nov 2009 to Feb 2010)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Masters Series-2 performance table sets forth the actual performance of the Frontier Masters Series-2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Masters Series-2. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 2.0%

•	On-going service fees: 0.25%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX

The information set forth on pages Frontier Long/Short Commodity App.—5 through Frontier Long/Short Commodity App.—7 is hereby deleted in its entirety and replaced with the following:

Diversification Summary

The Frontier Fund—THE FRONTIER LONG/SHORT COMMODITY SERIES

Frontier Long/Short Commodity Series Trading Advisors	Grains	Livestock	Softs	Energies	Industrial Metals	Precious Metals	Financials	Total
Beach Horizon	10%	10%	10%	10%	10%	10%	40%	100%
Global Advisors	20%	12%	7%	25%	23%	13%	0%	100%
Mesirow	25%	0%	10%	20%	5%	15%	25%	100%
Red Oak	15%	5%	10%	15%	15%	15%	25%	100%
Rosetta	30%	70%	0%	0%	0%	0%	0%	100%
Strategic Ag	100%	0%	0%	0%	0%	0%	0%	100%
Non-Major Advisors	16%	25%	14%	21%	3%	6%	14%	100%
Frontier Long/Short Commodity Series	23%	16%	9%	19%	10%	10%	13%	100%

PAST PERFORMANCE OF FRONTIER LONG/SHORT COMMODITY SERIES-1A

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Long/Short Commodity Series-1a during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2010	2009
January	-5.19%
February	0.54%
March	2.66%
April	3.87%
May	-4.15%
June	-2.83%	-2.47%
July	0.43%	0.52%
August	0.94%	-0.59%
September	8.03%	1.14%
October	6.43%	1.00%
November		3.92%
December		-1.90%
Year	10.33%	1.49%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Long/Short Commodity Series-1a
Inception of Trading of Frontier Long/Short Commodity Series-1a:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Long/Short Commodity Series-1a as of October 31, 2010:	$4,329,581.71
Net Asset Value of Frontier Long/Short Commodity Series-1a as of October 31, 2010:	$4,547,105.58
Worst Monthly Percentage Draw-down:	-5.19% (Jan 2010)
Worst peak-to-valley Draw-down:	-7.13% (Nov 2009 to Jun 2010)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Long/Short Commodity Series-1a performance table sets forth the actual performance of the Frontier Long/Short Commodity Series-1a. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Frontier Long/Short Commodity Series-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 3.5%

•	Initial service fees and on-going service fees: 2.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF FRONTIER LONG/SHORT COMMODITY SERIES-2A

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Long/Short Commodity Series-2a during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2010	2009
January	-5.09%
February	0.67%
March	2.82%
April	4.02%
May	-4.02%
June	-2.67%	-2.36%
July	0.57%	0.64%
August	1.09%	-0.45%
September	8.18%	1.29%
October	6.58%	1.17%
November		4.07%
December		-1.77%
Year	11.91%	2.48%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Long/Short Commodity Series-2a
Inception of Trading of Frontier Long/Short Commodity Series-2a:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Long/Short Commodity Series-2a as of October 31, 2010:	$2,825,204.90
Net Asset Value of Frontier Long/Short Commodity Series-2a as of October 31, 2010:	$3,030,980.41
Worst Monthly Percentage Draw-down:	-5.09% (Jan 2010)
Worst peak-to-valley Draw-down:	-6.77% (Nov 2009 to Jan 2010)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Long/Short Commodity Series-2a performance table sets forth the actual performance of the Frontier Long/Short Commodity Series-2a. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Frontier Long/Short Commodity Series-2a. The asset based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 3.5%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

BEACH HORIZON

PAST PERFORMANCE OF BEACH HORIZON

The table and notes included in the section entitled “FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX—BEACH HORIZON—PAST PERFORMANCE OF BEACH HORIZON” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF BEACH HORIZON

The Capsule Performance Table which follows presents the performance results of the Beach Horizon Fund Limited for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Beach Horizon Fund Limited

Month	2010	2009	2008	2007	2006	2005
January	-4.08%	0.66%	9.67%	1.85%	6.25%
February	-0.15%	0.78%	20.07%	-2.91%	-4.08%
March	4.89%	-3.73%	-2.55%	-2.41%	6.73%
April	2.14%	-2.93%	-4.04%	5.03%	9.63%
May	-8.42%	-1.43%	2.60%	4.98%	-1.87%	4.66%
June	0.26%	-2.53%	6.13%	4.20%	-3.75%	3.27%
July	-4.76%	-1.23%	-11.02%	-6.78%	-5.61%	-2.73%
August	4.04%	3.64%	-4.10%	-9.28%	0.98%	4.15%
September	2.77%	1.91%	6.84%	7.91%	-2.99%	1.51%
October	7.82%	-4.39%	17.50%	9.62%	4.31%	-3.10%
November		7.62%	6.30%	-2.36%	0.80%	10.27%
December		-2.44%	4.67%	5.87%	2.06%	0.74%
Year	3.44%	-4.62%	59.82%	14.65%	11.76%	19.64%

Name of CTA:	Beach Horizon LLP
Name of program:	Beach Horizon Fund Limited
Inception of trading by CTA:	May 2005
Inception of trading in program:	May 2005
Largest monthly drawdown:	-11.02% July 2008
Largest peak-to-valley drawdown:	-15.63% (peak Feb 2009, valley July 2010)
Total Assets in the Strategy:	$450,000,000
Totals Assets in the Fund:	$56,117,000

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

GLOBAL ADVISORS

The second paragraph of the description of the Global Advisors is hereby deleted in its entirety and replaced with the following:

The Directors of Global Advisors are Daniel Masters, Russell Newton, Dwayne Drexler and Paul Russell. The primary shareholder of Global Advisors is Global Advisors (Holdings) Limited, also incorporated on November 27, 2008 as a private company under the Companies (Jersey) Law (“GA Holdings”). Daniel Masters and Russell Newton are equal shareholders and the directors of GA Holdings. Daniel Masters, Russell Newton, Dwayne Drexler, Paul Russell and GA Holdings are the principals of Global Advisors.

The first paragraph of the description of Danny Masters is hereby deleted in its entirety and replaced with the following:

Mr. Masters is a co-principal, portfolio manager and the director of Trading and Execution of Global Advisors. He is founding director of Global Advisors and GA Holdings, incorporated in Jersey, on December 2008 and is a major shareholder of Global Advisors (Holdings) Limited (“GA Holdings”), the primary shareholder of Global Advisors. He was listed as a principal of Global Advisors in December 2008, and listed as an NFA associate member and registered as an associated person in January 2009 and is approved as a principal person of Global Advisors by the Jersey Financial Services Commission (“JFSC”).

Paul Russell is a new principal of Global Advisors:

Paul Russell

Mr. Russell is a director and shareholder of GAJL and was registered with the NFA as a Principal in October 2010 and is approved as a Principal of GAJL by the JFSC.

From October 2007 to June 2010 Mr. Russell was the Chief Financial Officer, Chief Compliance Officer and a partner at Clive Capital LLP; a $4bn+ London based commodity hedge fund, where he was responsible for all financial, human resources, compliance and legal aspects.

From October 2001 to September 2007 Mr. Russell was employed by Global Advisors Limited. He was the Compliance Director and a limited partner of Global Advisors LP, an investment management firm specialising in energy and metals commodities in the United States and United Kingdom. Mr. Russell was registered with the NFA as an NFA Associate Member and Associated Person of GAL from June 2002 to September 2007. GAL acted as the general partner of GALP until GALP was dissolved in December 2009. Mr Russell was a limited partner of GALP and registered with the NFA as Principal from March 2004 to September 2007, an NFA Associate Member and Associated Person from May 2002 to September 2007.

Mr. Russell was registered as an NFA Associated Member and Associated Person of GAIL from July 2002 to September 2007. GAIL is 100% owned by GAL and acts as the General Partner to the US feeder fund, Global Commodity Systematic LP.

Mr. Russell was registered as an NFA Associate Member and an Associated Person of GOS from July 2002 to September 2007.

Mr. Russell obtained an MBA from the Open University Business School in 2000, specialising in knowledge management, performance measurement and evaluation, and creative management.

PAST PERFORMANCE OF GLOBAL ADVISORS

The Capsule Performance Table which follows presents the composite performance results of the Global Commodity Systematic Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Absolute Return Strategy

Month	2010	2009	2008	2007	2006	2005
January	-2.33%	-0.13%	3.09%	0.13%	6.24%
February	-2.01%	0.38%	10.47%	2.55%	-1.16%
March	3.63%	-1.32%	-3.74%	-0.58%	2.69%
April	0.16%	-0.12%	1.46%	1.93%	9.67%
May	-6.17%	1.25%	2.60%	-1.33%	0.83%
June	-2.07%	-0.45%	2.12%	0.63%	-0.18%
July	-0.21%	-0.58%	-3.68%	2.32%	-1.51%	-2.21%
August	-0.66%	1.69%	-1.84%	-4.65%	-0.17%	6.98%
September	4.58%	-0.73%	2.35%	9.40%	2.58%	0.17%
October	4.51%	-0.24%	5.23%	2.83%	2.09%	0.78%
November		2.83%	0.84%	-1.40%	0.45%	4.66%
December		-0.75%	0.60%	2.75%	-0.97%	0.88%
Year	-1.11%	1.78%	20.39%	14.87%	21.91%	11.50%

Name of CTA:	Global Advisor and Global Advisor (Jersey) Ltd.
Name of Program:	Global Commodity Systematic Program
Inception of trading by CTA:	July 2005
Inception of trading in program:	July 2005
Total Client Assets Under Management Traded Pursuant to Trading Program (including Notional Funds):	$310,793,082
Total Client Assets Under Management Traded Pursuant to Trading Program (excluding Notional funds):	$91,040,454
Total Assets Under Management all Programs (including Notional Funds):	$310,793,082
Total Assets Under Management all Programs (excluding Notional Funds):	$91,040,454
Number of Client Accounts Open:	12
Worst Monthly Percentage Draw-down*:	-6.17% 05/10
Worst Peak-to-Valley Draw-Down:	-10.19% 12/09 – 07/10
Number of Accounts Using Trading Program Closed with Profits:	0
Number of Accounts Using Trading Program Closed with Losses:	3

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

*	“Draw-Down” means losses experienced by the trading program over a specified period.

“Worst Monthly Percentage Draw-Down” is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

“Worst Peak-to Valley Draw-Down” is greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Monthly Rate of Return is computed by dividing Monthly Performance by Beginning Equity plus Additions. The monthly rates are then compounded to arrive at the annual rate of return. The above performance history contains the accounts traded under Global Advisors and Global Advisors (Jersey) Ltd, which are both traded under same trading program.

MESIROW

PAST PERFORMANCE OF MESIROW

The table and notes included in the section entitled “FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX—MESIROW—PAST PERFORMANCE OF MESIROW” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF MESIROW

The following summary performance information reflects the composite performance of Mesirow’s Absolute Return Strategy Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Absolute Return Strategy

Month	2010	2009	2008	2007	2006	2005
January	0.43%	0.59%	-1.56%	-0.13%	5.31%
February	0.36%	0.07%	5.13%	-1.20%	-0.85%
March	-0.14%	-1.10%	2.94%	-0.20%	0.44%
April	0.39%	-0.14%	0.77%	1.43%	1.24%
May	0.57%	0.62%	0.77%	0.76%	3.40%
June	0.44%	-0.28%	1.72%	1.98%	2.47%	0.96%
July	-0.30%	0.05%	0.55%	-0.30%	-0.14%	3.21%
August	1.00%	0.36%	1.77%	-0.86%	5.02%	0.51%
September	-0.20%	-0.62%	1.54%	3.94%	3.08%	4.86%
October	0.70%	-0.09%	0.69%	2.33%	1.88%	7.50%
November		1.20%	0.15%	2.00%	2.36%	0.48%
December		-0.81%	-0.85%	1.59%	0.04%	4.11%
Year	3.29%	-0.35%	14.32%	11.81%	26.87%	23.50%

Name of CTA:	Mesirow Financial Commodities Management, LLC
Name of Program:	Absolute Return Strategy
Inception of trading by CTA:	June 2005
Inception of trading in program:	June 2005
Number of open accounts:	88 accounts
Advisor assets under management:	$1.1346 billion
Program assets under management:	$1.1224 billion
Largest monthly draw-down:	(-1.56%) January 2008
Largest peak-to-valley draw-down:	(-1.56%) December 2007 to January 2008
Number of accounts opened and closed with positive net lifetime performance:	12 accounts
Range of returns for accounts opened and closed with positive net lifetime performance:	0.01% to 0.82%
Number of accounts opened and closed with negative net lifetime performance:	44 accounts
Range of returns for accounts opened and closed with negative net lifetime performance:	-0.10% to -1.10%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

RED OAK

PAST PERFORMANCE OF RED OAK

The table and notes included in the section entitled “FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX—RED OAK—PAST PERFORMANCE OF RED OAK” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF RED OAK

The following summary performance information reflects the composite performance of Red Oak’s Fundamental Trading Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Fundamental Trading Program

Month	2010	2009	2008	2007	2006	2005
January	-4.10%	2.25%	-0.02%	2.41%	7.78%	-10.02%
February	0.63%	0.53%	3.27%	0.40%	-5.33%	3.28%
March	3.56%	0.18%	-12.82%	0.05%	11.26%	-12.57%
April	1.72%	4.84%	-4.32%	4.36%	13.67%	-7.46%
May	-1.92%	7.59%	-2.69%	1.32%	0.14%	5.27%
June	-0.70%	-2.34%	-0.38%	0.70%	-3.48%	2.89%
July	0.63%	2.45%	-3.43%	2.23%	-0.52%	6.48%
August	-1.82%	0.97%	7.17%	-0.01%	2.69%	3.37%
September	7.43%	3.40%	0.62%	5.44%	-0.22%	18.73%
October	4.51%	-0.66%	13.35%	6.62%	1.77%	-3.05%
November		4.01%	1.58%	1.53%	1.85%	8.87%
December		0.07%	-1.96%	0.84%	-0.84%	7.86%
Year	9.83%	25.45%	-1.86%	28.92%	30.67%	21.16%

Name of CTA:	Red Oak Commodity Advisors, Inc.
Name of Program:	Fundamental Trading Program
Inception of trading by CTA:	December 1989
Inception of trading in program:	December 1989
Number of open accounts:	3
Aggregate assets (including “notional” funds) at October 31, 2010:	$38,548,000
Assets in this trading program (including “notional” funds) at October 31, 2010:	$38,548,000
Largest monthly draw-down:
Past five years and year-to-date:	(12.82%)(03/08)
Largest peak-to-valley draw-down:
Past five years and year-to-date:	(33.18%) (4/04 – 4/05)
Number of accounts opened and closed with Positive Net Lifetime ROR:
Past five years and year-to-date:	0
Number of accounts opened and closed with Negative Net Lifetime ROR:
Past five years and year-to-date:	1(11.50%)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

NOTES TO PERFORMANCE INFORMATION

For periods beginning after January 31, 1993, Red Oak has adopted a new method of computing rate-of-return and performance disclosure, referred to as the “Fully-Funded Subset” method, pursuant to an Advisory published by the CFTC. To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant monthly rates of return are representative of the trading program. Red Oak has performed these computations for periods subsequent to January 31, 1993. For periods prior to February 1, 1993, there were no notionally funded accounts. Subsequent to May 2001, there were no fully-funded accounts, therefore, rate of return is computed by dividing net performance by nominal account size (including “notional” funds). Additions and withdrawals are accounted for in accordance with the modified OAT (Only Accounts Traded) method as described in NFA Rule 2-34. In reviewing the foregoing description of Red Oak’s performance, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance record. Such composite performance is not necessarily indicative of any individual account. The fees and charges applicable to individual accounts in the foregoing composite performance records are not specifically described herein. However, the following is a general description of the charges applicable to such accounts.

Brokerage commissions are accounted for monthly and include the total amount of all brokerage commissions and other trading fees paid during the month plus or minus the change in brokerage commissions and other trading fees accrued on open positions from the preceding month.

Interest income is earned on U.S. government obligations and cash on deposit with futures commission merchants and is recorded on the accrual basis.

Management fees are charged to certain of the accounts managed by Red Oak for trading management services. Management fees range from 0% to 1/3 of 1% (0% to 4% annually) of equity subject to management fees at the end of each month.

Incentive fees are charged to the accounts managed by Red Oak based on the trading profits or losses earned each month. Incentive fees are charged at rates ranging from 15% to 25% of new trading profits, as defined. These fees are accrued monthly and are payable either quarterly, or annually.

In addition, the following terms used in describing all performance information are defined as follows:

“Aggregate assets (including “notional” funds)” is the aggregate amount of equity under management overall as of the end of the period covered by the capsule. “Notional” funds represent an amount in addition to actual assets which Red Oak is instructed by a client to treat as equity in an account, but which is not on deposit in (or available in respect of) such client’s account.

“Aggregate assets in this trading program (excluding “notional” funds)” is the aggregate amount of actual equity under management in the program as of the end of the period covered by the capsule.

“Draw-down” means losses experienced by the composite record over a specified period. Individual accounts may experience larger draw-downs than are reflected in composite records. Where an individual account has experienced a draw-down that is greater than has been experienced on a composite basis, the largest draw-down experienced by such individual account is presented. Draw-downs are measured on the basis of month-end assets only.

“Largest peak-to-valley draw-down” means the greatest percentage decline from any month-end net asset value of the performance of the accounts traded, on a composite basis or in respect of an individual account, due to overall loss sustained by such accounts during any period, which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end. In Dollar terms, for example, if the net asset value of an account declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley draw-down” analysis conducted as of the end of April would consider the “draw-down” to be still continuing and to be $3 in amount, whereas if such account had increased by $2 in March, the January-February draw-down would have ended as of the end of February at the $2 level.

“Monthly rate of return” for each month subsequent to January 1993 is calculated by dividing the net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return, pursuant to the Fully-Funded Subset method. For each month prior to February 1993, “monthly rate of return” is calculated pursuant to the time-weighting method, dividing the net performance by the beginning equity in each month, except in periods of significant additions or withdrawals of equity to accounts. In such instances, beginning equity has been adjusted by time-weighted additions and withdrawals; i.e., beginning equity has been adjusted upwards (increased) by time-weighted additions and downwards (decreased) by time-weighted withdrawals. Subsequent to May 2001 there were no Fully-Funded accounts, therefore, rate of return is computed by dividing net performance by nominal account size (including “notional” funds).

“Compound annual rate of return” is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For example, the compound rate of return of 21.16% for the year 2005 in Table I was calculated by multiplying 100 by the quantity [[(1-.1002)(1+.0328)(1-.1257)(1-.0746)(1+.0527)(1+.0289)(1+.0648)(1+.0337)(1+.1873)(1-.0305)(1+.0887)(1+.0786)] minus 100]. For periods of less than one year, the results are year-to-date.

ROSETTA

PAST PERFORMANCE OF ROSETTA

The table and notes included in the section entitled “FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX—ROSETTA—PAST PERFORMANCE OF ROSETTA” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF ROSETTA

The Capsule Performance Table which follows presents the performance results of the Rosetta Trading Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rosetta Trading Program

Month	2010	2009	2008	2007	2006	2005
January	0.48%	-0.57%	13.85%	-5.22%	10.48%	-0.82%
February	-0.41%	0.58%	7.22%	3.09%	1.17%	0.86%
March	3.02%	-2.59%	3.14%	-7.75%	10.97%	3.18%
April	0.59%	3.29%	-2.92%	-3.41%	-0.13%	1.06%
May	2.20%	-6.07%	-7.12%	-0.09%	0.32%	6.47%
June	-2.39%	0.37%	0.45%	12.37%	-5.89%	1.57%
July	0.22%	1.32%	3.51%	-17.38%	-2.26%	2.25%
August	3.99%	-0.58%	-2.30%	1.41%	-7.28%	-9.34%
September	5.03%	4.07%	7.07%	8.57%	-1.39%	5.27%
October	16.07%	-4.89%	-2.83%	10.48%	3.35%	7.25%
November		-0.48%	-2.27%	-1.20%	14.81%	2.85%
December		1.66%	-1.52%	7.45%	3.40%	0.42%
Year	31.41%	-4.32%	15.48%	4.29%	28.24%	21.93%

Name of CTA:	Rosetta Capital Management LLC
Name of Program:	Rosetta Trading Program
Inception of trading by CTA:	February 1998
Inception of trading in program:	February 1998
Number of open accounts:	146
Aggregate assets (including “notional” funds) at October 31, 2010:	160,528,066
Assets in this trading program (including “notional” funds) at October 31, 2010:	87,570,643
Largest monthly draw-down past five years and year-to-date:	-17.38% July 2007
Largest peak-to-valley draw-down past five years and year-to-date:	-19.24% December 2006 to July 2007
Number of accounts opened and closed with Positive Net Lifetime ROR:	108
Range of returns for accounts opened and closed with positive net lifetime performance:	0.07% to 3678.70%
Number of accounts opened and closed with Negative Net Lifetime ROR:	209
Range of returns for accounts opened and closed with negative net lifetime performance:	-0.10% to -47.60%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

STRATEGIC AG

PAST PERFORMANCE OF STRATEGIC AG

The table and notes included in the section entitled “FRONTIER LONG/SHORT COMMODITY SERIES APPENDIX—STRATEGIC AG—PAST PERFORMANCE OF STRATEGIC AG” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF STRATEGIC AG TRADING

The Capsule Performance Table which follows presents the performance results of the Strategic Ag Grains Trading Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Grains Trading Program

Month	2010	2009	2008	2007	2006	2005
January	1.49%	2.91%	3.18%	-4.68%	-0.33%	-1.20%
February	-2.62%	2.05%	10.20%	-9.70%	4.80%	-0.19%
March	-4.38%	-2.59%	-0.09%	1.28%	2.64%	5.22%
April	-2.09%	8.90%	-2.09%	6.36%	-0.06%	4.01%
May	-1.74%	2.36%	-2.87%	0.43%	-3.96%	-0.15%
June	2.19%	1.93%	7.75%	7.91%	-5.81%	12.07%
July	-3.12%	-4.48%	-6.09%	1.40%	0.40%	-0.29%
August	-2.88%	-1.27%	6.45%	6.86%	-2.20%	-3.41%
September	4.20%	1.99%	-1.89%	15.03%	-0.41%	5.06%
October	2.90%	-1.09%	-0.27%	-4.87%	7.03%	-5.32%
November		-0.77%	1.65%	-1.17%	8.59%	0.91%
December		-1.96%	3.03%	0.86%	-2.92%	-3.06%
Year	-5.42%	7.58%	19.25%	18.76%	7.02%	12.99%

Name of CTA:	Skyline Management, Inc. d.b.a. Strategic Ag Trading
Name of Trading Principal:	Charles Wickens
Inception of Trading by SAT:	April, 1999
Inception of Trading Pursuant to Program:	April 1, 2002
Number of Accounts Traded Pursuant to Program:	17
Total Actual Assets in Program:	$1,118,400 (October 31, 2010)
Total Assets (including notional) in Program:	$9,274,400 (October 31, 2010)
Total Actual Assets under Strategic Ag Trading’s Management:	$5,712,865 (October 31, 2010 )
Total Assets (including notional) under Strategic Ag Trading’s Management:	$17,557,399 (October 31, 2010)
Largest Monthly % Drawdown in Program Past Five Years:	-9.70% (February, 2007)
Worst Peak-to-Valley Drawdown in Program Past Five Years*:	-20.27% (October, 2003-January, 2004)
Number of Accounts Closed Profitable:	50 (0.16% to 125.27%)
Number of Accounts Closed Unprofitable:	44 (-0.01% to -21.55%) est.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FRONTIER DYNAMIC SERIES APPENDIX

The information set forth on pages Frontier Dynamic App.—5 through Frontier Dynamic App.—7 is hereby deleted in its entirety and replaced with the following:

The following table sets forth certain of the markets in which the client assets invested in managed futures programs referenced by the swaps may trade on behalf of client accounts. Not all markets are part of each program. The markets and types of instruments traded may be varied without prior notice to the trust. The table is estimated based on the anticipated allocations among swaps and the managing owner’s understanding of the relevant trading program allocations among the markets as of October 31, 2010.

Diversification Summary

The Frontier Fund—THE FRONTIER DYNAMIC SERIES

	Interest Rates	Currencies	Stock Indices	Metals	Energies	Agriculturals	Total
Frontier Dynamic Series	22%	32%	19%	9%	9%	9%	100%

PAST PERFORMANCE OF FRONTIER DYNAMIC SERIES-1

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Dynamic Series-1 during the period covered by the table.

Month	2010	2009
January	-1.18%
February	-0.05%
March	0.34%
April	0.01%
May	-1.09%
June	0.17%	-2.93%
July	-1.60%	-0.16%
August	1.76%	0.55%
September	1.39%	-0.91%
October	1.22%	-0.49%
November		-2.17%
December		-2.74%
Year	0.92%	-8.57%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and class:	Frontier Dynamic Series-1
Inception of Trading of Frontier Dynamic Series-1:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Dynamic Series-1 as of October 31, 2010:	$1,431,810.21
Net Asset Value of Frontier Dynamic Series-1 as of October 31, 2010:	$1,226,524.77
Worst Monthly Percentage Draw-down:	-2.93% (Jun 2009)
Worst peak-to-valley Draw-down:	-11.65% (May 2009 to Jul 2010)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Dynamic Series-1 performance table sets forth the actual performance of the Frontier Dynamic Series-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Frontier Dynamic Series-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 2.00%

•	Initial service fees and on-going service fees: 2.00%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF FRONTIER DYNAMIC SERIES-2

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Dynamic Series-2 during the period covered by the table.

Month	2010	2009
January	-1.04%
February	0.09%
March	0.50%
April	0.15%
May	-0.95%
June	0.33%	-2.82%
July	-1.46%	-0.01%
August	1.91%	0.70%
September	1.53%	-0.77%
October	1.36%	-0.43%
November		-2.02%
December		-2.59%
Year	2.39%	-7.75%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Dynamic Series-2
Inception of Trading of Frontier Dynamic Series-2:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Dynamic Series-2 as of October 31, 2010:	$410,393.90
Net Asset Value of Frontier Dynamic Series-2 as of October 31, 2010:	$413,935.58
Worst Monthly Percentage Draw-down:	-2.82% (June 2009)
Worst peak-to-valley Draw-down:	-9.94% (May 2009 to Jul 2010)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Dynamic Series-2 performance table sets forth the actual performance of the Frontier Dynamic Series-2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Frontier Dynamic Series-2. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, are as follows:

•	Management fees: 2.00%

•	On-going service fees: 0.25%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

FX CONCEPTS

PAST PERFORMANCE OF FX CONCEPTS

The table and notes included in the section entitled “FRONTIER dynamic SERIES APPENDIX—FX CONCEPTS—PAST PERFORMANCE OF FX CONCEPTS” are hereby deleted in their entirety and replaced with the following:

PAST PERFORMANCE OF FX CONCEPTS

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FX Concepts

Global Currency Program – Funded Composite

Month	2010	2009	2008	2007	2006	2005
January	0.12%	-2.05%	-0.92%	1.27%	1.96%	0.74%
February	1.26%	1.45%	2.39%	-1.99%	0.81%	0.45%
March	2.63%	-3.48%	2.05%	1.15%	0.76%	-5.95%
April	2.25%	-3.35%	1.36%	4.75%	1.03%	1.30%
May	1.46%	2.08%	2.89%	3.01%	-5.48%	5.51%
June	0.35%	0.61%	0.86%	1.24%	4.45%	3.22%
July	2.25%	-6.89%	2.15%	-0.62%	1.32%	0.37%
August	2.92%	-3.72%	-1.57%	0.31%	4.74%	-2.01%
September	0.38%	3.21%	-1.78%	1.70%	-0.04%	2.31%
October	2.26%	-4.84%	2.88%	4.08%	1.20%	1.23%
November		0.74%	0.25%	-1.49%	3.55%	2.71%
December		-2.77%	0.52%	-1.82%	3.27%	-2.37%
YEAR	17.01%	-17.90%	11.49%	11.92%	18.58%	7.24%

Name of CTA	FX Concepts Trading Advisor, LLC
Name of Trading Program	Global Currency Program
Inception of trading by CTA:	May 1993
Inception of trading in Program:	March 2001
Largest monthly drawdown:	-6.89% (July 2009)
Largest peak-to-valley drawdown:	-17.90% (December 2008 – December 2009)
Current Total Assets in this Program as of October 31, 2010	$3.097 billion
Totals Assets in the Fund:	$11,122,484

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Note: the returns reflect GIPS compliant returns, which are slightly different from the returns submitted in the past (see below).

FX Concepts has prepared and presented this report in compliance with the Global Investment Performance Standards (GIPS®). The GIPS standards are a set of ethical standards for investment performance presentation created and administered by CFA Institute in conjunction with local sponsors in 22 other countries. CFA Institute is a global, not-for-profit membership association of investment professionals that is based in the United States and awards the CFA (Chartered Financial Analyst) designation; the local sponsors are similar types of non-governmental associations based in other countries.

FX Concepts is an independent investment adviser registered with the SEC. The firm maintains a complete list and description of composites, which is available upon request.

Results are based on fully discretionary accounts under management, including those accounts no longer with the firm. Composite performance is presented gross of foreign withholding taxes on dividends, interest income, and capital gains. Withholding taxes may vary according to the investor’s domicile. Past performance is not indicative of future results. The inclusion of a benchmark is not necessary as this is an absolute return strategy where performance is not correlated to a particular benchmark.

The U.S. Dollar is the currency used to express performance. Returns are presented gross and net of management fees and incentive allocations and include the reinvestment of all income. Net of fee performance was calculated using actual fees. Additional information regarding the policies for calculating and reporting returns is available upon request.

The investment management fee schedule for the composite is 1.75% of assets under management per annum. The Incentive allocation is 20% on new net profits. Actual investment advisory fees incurred by clients may vary.

The GCP Funded Composite was created February 1, 2002. FX Concepts, LLC’s compliance with the GIPS standards has been verified for the period January 1, 2002 through September 30, 2008 by Ashland Partners & Company LLP. A copy of the verification report is available upon request.

HARMONIC

PAST PERFORMANCE OF HARMONIC

The table and notes included in the section entitled “FRONTIER DYNAMIC SERIES APPENDIX—HARMONIC—PAST PERFORMANCE OF HARMONIC” are hereby deleted in their entirety and replaced with the following:

The description and past performance of Harmonic are changed to:

Background of Harmonic

Harmonic Capital Partners LLP is a limited liability partnership organized under the laws of England and Wales and currently offers one foreign exchange trading program, the Currency Program.

HARMONIC’S INVESTMENT STRATEGY AND TRADING PROGRAM

Currency Program

The Trading Strategy consists of a combination of both value orientated and trend focused trading through the implementation of systematic trading models that focus on a broad and diversified set of currencies markets. The Fund follows a range of quantitatively driven long/short trading strategies that endeavour to capture some of the following statistically independent market phenomena.

The strategy has two components:

1. Macro Value: The Fund aims at determining the relative values of currencies using a range of technical, financial and economic variables. Long positions will be taken in undervalued markets and short positions in overvalued markets, according to the views of the systems employed.

2. Momentum: The Fund determines market direction by using a range of technical indicators and takes long and short positions accordingly.

PAST PERFORMANCE OF HARMONIC

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Harmonic Currency Program

Month	2010	2009	2008	2007	2006	2005
January	-2.22%	0.80%	-2.12%	-4.01%	0.61%	3.93%
February	0.71%	-1.80%	1.04%	2.33%	2.63%	2.34%
March	3.48%	-2.07%	-0.11%	6.09%	-3.23%	-2.35%
April	1.49%	1.83%	1.75%	9.74%	-0.01%	3.65%
May	-3.79%	1.84%	2.60%	0.85%	-6.05%	-0.27%
June	1.52%	-2.13%	3.17%	3.33%	-5.79%	4.40%
July	1.63%	3.43%	3.41%	-6.31%	-0.63%	-2.24%
August	-3.00%	1.59%	-1.04%	-9.77%	4.34%	-4.00%
September	7.17%	4.66%	0.32%	5.59%	-4.03%	4.79%
October	0.50%	1.76%	-3.21%	3.95%	3.78%	1.01%
November		0.31%	0.24%	-5.27%	7.42%	4.02%
December		-7.09%	-3.55%	2.11%	4.75%	-2.99%
YEAR	7.25%	4.07%	2.22%	6.96%	2.75%	12.36%

Name of CTA:	Harmonic Capital Partners LLP
Name of Trading Program:	Currency Program
Inception of trading by CTA:	May 2003
Inception of trading in Program:	May 2003
Largest monthly drawdown:	-9.77% (August 2007)
Largest peak-to-valley drawdown:	-15.46% (June 2007 – August 2007)
Current Total Assets in this Program as of October 31, 2010:	$325,000,000
Totals Assets in the Fund:	$12,240,519

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Statement of Additional Information

THE NON-MAJOR COMMODITY TRADING ADVISORS

Frontier Diversified Series Non-Major Commodity Trading Advisors

Battalion Capital Management, LLC

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS—Frontier Diversified Series Non-Major Commodity Trading Advisors—Battalion Capital Management, LLC” is deleted in its entirety.

Campbell & Company, Inc.

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS—Frontier Diversified Series Non-Major Commodity Trading Advisors—Campbell & Company, Inc.” is deleted in its entirety and replaced with the following:

Will Andrews, Theresa Becks, Keith Campbell, Bruce Cleland, Gregory Donovan, Michael Harris, Xiaohua Hu, Thomas Lloyd, Robert McBride, and Tracy Wills-Zapata are the principals of Campbell.

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS—Frontier Diversified Series Non-Major Commodity Trading Advisors—Campbell & Company, Inc.” is deleted in its entirety and replaced with the following:

Campbell will conduct its trading for its allocations from the Frontier Diversified Series through a trading company pursuant to Campbell’s FME Large Program. The annual rates of return with respect to the FME Large Program for the past five years and year-to-date are: 7.23% in 2010 (10 months), -7.26% in 2009, -0.28% in 2008, -13.35% in 2007, 5.48% in 2006, and 11.01% in 2005. The Worst Monthly Percentage Draw-Down of the FME Large Program is -10.81% in July 2007. The Worst Peak-to-Valley Draw-Down of the FME Large Program is -29.37% from June 2007 to January 2010. The amount of leverage employed by Campbell is 10.7% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Dighton Capital CTA Limited

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS—Frontier Diversified Series Non-Major Commodity Trading Advisors—Dighton Capital CTA Limited” is deleted in its entirety and replaced with the following:

Dighton will conduct its trading for its allocation from the Frontier Diversified Series through a trading company pursuant to Dighton’s Aggressive Program. The annual rates of return with respect to the Aggressive Program for the past five years and year-to-date are: 25.22% in 2010 (10 months), -15.11% in 2009, 24.54% in 2008, 32.89% in 2007, 42.55% in 2006, and 43.79% in 2005. The Worst Monthly Percentage Draw-Down of the Aggressive Program is -33.56% in April 2007. The Worst Peak-to-Valley Draw-Down of the Aggressive Program is -37.52% from November 2008 to March 2009. The amount of leverage employed by Dighton is approximately 20% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Doherty Advisors, LLC

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS—Frontier Diversified Series Non-Major Commodity Trading Advisors—Doherty Advisors, LLC” is deleted in its entirety and replaced with the following:

Doherty will conduct its trading for its allocations from the Frontier Diversified Series through a trading company pursuant to Doherty’s Discretionary Relative Value Program. The annual rates of return with respect to the KBD Capital Partners, Class A LP fund (trading pursuant to Doherty’s Discretionary Relative Value Program) for the past five years and year-to-date are: 4.34% in 2010 (10 months), 6.54% in 2009, -3.34% in 2008, 8.87% in 2007, 5.84% in 2006, and 7.51% in 2005. The Worst Monthly Percentage Draw-Down of the KBD Capital Partners, Class A LP program is -8.34% in October 2008. The Worst Peak-to-Valley Draw-Down of the KBD Capital Partners, Class A LP program is -11.48% from August 2008 to October 2008. The amount of leverage employed by Doherty is 12% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Emil Van Essen LLC

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS—Frontier Diversified Series Non-Major Commodity Trading Advisors—Emil Van Essen LLC” is deleted in its entirety and replaced with the following:

Van Essen will conduct its trading for its allocations from the Frontier Diversified Series and the Frontier Long/Short Commodity Series through a trading company pursuant to its Spread Trading Program. Van Essen’s Spread Trading Program began trading on December 29, 2006. The annual rates of return with respect to the Spread Trading Program since inception are: 17.83% in 2010 (10 months), 28.88% in 2009, 86.58% in 2008, and 32.31% in 2007. The Worst Monthly Percentage Draw-Down of the Spread Trading Program is -25.00% in September 2007. The Worst Peak-to-Valley Draw-Down of the Spread Trading Program is -35.90% from May 2007 to October 2007. The amount of leverage employed by Van Essen is 10% (approximate average margin/equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Revolution Capital Management, LLC

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS—Frontier Diversified Series Non-Major Commodity Trading Advisors—Revolution Capital Management, LLC” is deleted in its entirety and replaced with the following:

Revolution will conduct its trading for its allocations from the Frontier Diversified Series through a trading company pursuant to Revolution’s Mosaic and GSI Programs. The annual rates of return with respect to the Mosaic Program since inception are: 19.45% in 2010 (through 10/31/2010), -18.52% in 2009, 92.95% in 2008, 80.47% in 2007, and -7.86% in 2006 (3 months). The annual rates of return with respect to the GSI Program since inception are: 5.32% in 2010 (2 months). The Worst Monthly Percentage Draw-Down of the Mosaic Program is -29.94% in January 2010. The Worst Peak-to-Valley Draw-Down of the Mosaic Program is -43.21% from May 2009 to January 2010. There have been no monthly drawdowns since the inception of the GSI Program. The amount of leverage employed by Revolution is 18% (average margin to equity) for Mosaic and 7% for GSI. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Long/Short Commodity Series Non-Major Commodity Trading Advisors

AIS Futures Management LLC

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS—Frontier Long/Short Commodity Series Non-Major Commodity Trading Advisors—AIS Futures Management LLC” is deleted in its entirety and replaced with the following:

AIS will conduct its trading for its allocations from the Frontier Long/Short Commodity Series through a trading company pursuant to AIS’s MAAP 2X-4X Program. The annual rates of return with respect to the MAAP

2X-4X Program for the past five years and year-to-date are: 14.88% in 2010 (10 months), 64.30% in 2009, -52.39% in 2008, 54.03% in 2007, 1.31% in 2006, and 28.49% in 2005. The Worst Monthly Percentage Draw-Down of the MAAP 2X-4X Program is -33.82% in September 2008. The Worst Peak-to-Valley Draw-Down of the MAAP 2X-4X Program is -74.76% from June 2008 to February 2009. The amount of leverage employed by AIS is 20% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Landmark Trading Company

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS—Frontier Long/Short Commodity Series Non-Major Commodity Trading Advisors—Landmark Trading Company” is deleted in its entirety and replaced with the following:

Landmark will conduct the trading for its allocations from the Frontier Long/Short Commodity Series through a trading company pursuant to Landmark’s Landmark Trading Program. The annual rates of return with respect to the Landmark Program for the past five years and year-to-date are: 6.14% in 2010 (10 months), 19.15% in 2009, 32.75% in 2008, 29.99% in 2007, 18.59% in 2006, and -1.38% in 2005. The Worst Monthly Percentage Draw-Down of the Landmark Program is -13.68% in August 2008. The Worst Peak-to-Valley Draw-Down of the Landmark Program is -30.08% from February 2005 through July 2005. The amount of leverage employed by Landmark ranges from 15% to 30% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Mississippi River Investments, Inc.

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS—Frontier Long/Short Commodity Series Non-Major Commodity Trading Advisors—Mississippi River Investments, Inc.” is deleted in its entirety and replaced with the following:

Mississippi River will conduct its trading for its allocations from the Frontier Long/Short Commodity Series through a trading company pursuant to Mississippi River’s Bondurant Program. The annual rates of return with respect to the Bondurant Program for the past five years and year-to-date are: -3.03% in 2010 (10 month), -3.88% in 2009, 15.94% in 2008, 3.96% in 2007, 2.56% in 2006, and 5.25% in 2005. The Worst Monthly Percentage Draw-Down of the Bondurant Program is -4.40% in May 2005. The Worst Peak-to-Valley Draw-Down of the Bondurant Program is -10.00% from December 2004 to August 2006. The amount of leverage employed by Mississippi River is approximately 5% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quality Capital Management Ltd.

The third paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR COMMODITY TRADING ADVISORS—Frontier Long/Short Commodity Series Non-Major Commodity Trading Advisors—Quality Capital Management, Ltd.” is deleted in its entirety.

THE NON-MAJOR REFERENCE PROGRAMS

Frontier Diversified Series Non-Major Reference Programs

Amplitude Capital LLP

The description in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Diversified Series Non-Major Reference Programs—Amplitude Capital LLP” is deleted in its entirety.

Capital Fund Management, S.A.

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Diversified Series Non-Major Reference Programs—Capital Fund Management, S.A.” is deleted in its entirety and replaced with the following:

Each of the Frontier Diversified Series and the Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to CFM’s Discus Managed Futures Program through a swap that references such program. The annual rates of return with respect to the Discus Managed Futures Program for the past five years and year-to-date are: -8.80% in 2010 (10 months estimate), 2.33% in 2009 (estimate), 8.95% in 2008, 21.92% in 2007, 10.10% in 2006 and 32.52% in 2005. The Worst Monthly Percentage Draw-Down of the Discus Managed Futures Program is -7.28 % in April 2009. The Worst Peak-to-Valley Draw-Down of the Discus Managed Futures Program is -14.67% from September 2009 to October 2010. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

TG Capital Management LLC

The description in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Diversified Series Non-Major Reference Programs—TG Capital Management LLC” is deleted in its entirety.

Frontier Dynamic Series Non-Major Reference Programs

Altis Partners (Jersey) Ltd.

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Altis Partners (Jersey) Ltd.” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Altis’ Global Futures Portfolio Program through a swap that references such program. The annual rates of return with respect to the Global Futures Program for the past five years and year-to-date are: 9.60% in 2010 (10 months), -8.46% in 2009, 51.93% in 2008, 19.85% in 2007, 28.90% in 2006 and 28.02% in 2005. The Worst Monthly Percentage Draw-Down of the Global Futures Portfolio Program is -17.45% in July 2008. The Worst Peak-to-Valley Draw-Down of the Global Futures Portfolio Program is -23.58% from June 2008 to August 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following is added to the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs”.

Amplitude Capital LLP

Amplitude’s main business office is located at Tower 2, Turmstrasse 28 6300, Zug, Switzerland. Amplitude is not registered under the CE Act in any capacity.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Amplitude’s Dynamic Trading Program through a swap that references such program. The annual rates of return with respect to the Dynamic Trading Program since inception are: 9.08% in 2010(10 months estimate), -7.41% in 2009(estimate), 14.32% in 2008, 46.79% in 2007, 6.43% in 2006 and 11.87% in 2005 (seven months). The Worst Monthly Percentage Draw-Down of the Dynamic Trading Program is -11.60% in December 2008. The Worst Peak-to-Valley Draw-Down of the Dynamic Trading Program is -19.36% from September 2008 to December 2009. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Armajaro Asset Management, LLP.

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Armajaro Asset Management, LLP” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Armajaro’s Commodity Program through a swap that references such program. The annual rates of return with respect to the Commodity Program for the past five years and year-to-date are: 2.14% in 2010 (10 months estimate), 24.07% in 2009, 5.59% in 2008, 21.49% in 2007, 18.70% in 2006 and 6.62% in 2005. The Worst Monthly Percentage Draw-Down of the Program is -9.51% in May 2010. The Worst Peak-to-Valley Draw-Down of the Program is -15.58 % from February 2008 to December 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Aspect Capital, Ltd.

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Aspect Capital, Ltd.” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Aspect’s Diversified Program through a swap that references such program. The annual rates of return with respect to the Diversified Program for the past five years and year-to-date are: 14.12% in 2010 (10 months estimate), -11.25% in 2009, 25.42% in 2008, 8.18% in 2007, 12.85% in 2006 and 12.01% in 2005. The Worst Monthly Percentage Draw-Down of the Diversified Program is -9.33% in July 2008. The Worst Peak-to-Valley Draw-Down of the Diversified Program is -17.14% from February 2009 to July 2009. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

GAM International Management, Ltd.

The description in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Augustus Asset Managers Limited” is deleted in its entirety and replaced with the following:

GAM’s main business office is located at 12 St James Place, London SW1A 1NX, United Kingdom.

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to GAM’s Global Rates Program through a swap that references such program. The annual rates of return with respect to the Global Rates Program for the past five years and year-to-date are: 7.70% in 2010 (10 months), 18.05% in 2009, 0.14% in 2008, 9.58% in 2007, -3.77% in 2006 and 14.22% in 2005. The Worst Monthly Percentage Draw-Down of the Program is -6.16% in August 2006. The Worst Peak-to-Valley Draw-Down of the Program is -8.77% from April 2006 to April 2007. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Bridgewater Associates Inc.

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Bridgewater Associates Inc.” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Bridgewater’s Pure Alpha Program through a swap that references such program. The annual rates of return with respect to the Pure Alpha Program for the past five years and year-to-date are: 22.15% in 2010 (10 months), 1.69% in 2009, 8.72% in 2008, 9.65% in 2007, 3.42% in 2006 and 3.46% in 2005. The Worst Monthly Percentage Draw-Down

of the Program is -7.09% in April 2008. The Worst Peak-to-Valley Draw-Down of the Program is -13.13% from June 2008 to September 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Chesapeake Capital Corporation

The description in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Chesapeake Capital Corporation.” is deleted in its entirety and replaced with the following:

For information regarding Chesapeake, please see “Frontier Diversified Series Non-Major Commodity trading Advisors,” above.

Eagle Trading Systems Inc.

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Eagle Trading Systems Inc.” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Eagle’s Eagle Yield Program through a swap that references such program. The annual rates of return with respect to the Eagle Yield Program for the past five years and year-to-date are: 5.85% in 2010 (10 months estimate), -6.57% in 2009, 9.72% in 2008, 2.63% in 2007, 5.82% in 2006 and 7.25% in 2005. The Worst Monthly Percentage Draw-Down of the Program is -4.67% in June 2009. The Worst Peak-to-Valley Draw-Down of the Program is -6.91% from May 2009 to December 2009. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Fall River Capital, LLC

The description in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Fall River Capital, LLC” is deleted in its entirety.

IKOS CIF, Ltd.

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—IKOS CIF, Ltd.” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to IKOS’s Financial (USD) Program through a swap that references such program. The annual rates of return with respect to the Financial (USD) Program for the past five years and year-to-date are: 13.00% in 2010 (10 months estimate), 2.67% in 2009 (estimate), 1.70% in 2008, 2.16% in 2007, 6.30% in 2006 and 19.31% in 2005. The Worst Monthly Percentage Draw-Down of the Program is -5.67% in July 2007. The Worst Peak-to-Valley Draw-Down of the Program is -16.02% from June 2007 to August 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Mount Lucas Management Corporation

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Mount Lucas Management Corporation” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to MLM’s Macro Program through a swap that references such program. The annual rates of return with respect to the Macro

Program for the past five years and year-to-date are: 11.18% in 2010 (10 months estimate), -2.68% in 2009, 25.06% in 2008, 22.30% in 2007, 5.92% in 2006 and 11.58% in 2005. The Worst Monthly Percentage Draw-Down of the Program is -9.86% in March 2008. The Worst Peak-to-Valley Draw-Down of the Program is -15.49% from February 2008 to July 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Nuwave Investment Corp.

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Nuwave Investment Corp” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Nuwave’s Combined Futures Program through a swap that references such program. The annual rates of return with respect to the Combined Futures Program for the past five years and year-to-date are: 8.50% in 2010 (10 months estimate), -8.10% in 2009, 51.34% in 2008, 0.69% in 2007, 12.65% in 2006 and 16.92% in 2005. The Worst Monthly Percentage Draw-Down of the Program is -11.38% in August 2007. The Worst Peak-to-Valley Draw-Down of the Program is -13.50% from June 2007 to August 2007. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PJM Capital

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—PJM Capital” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to a trading program of PJM Capital through a swap that references such program. The annual rates of return with respect to PJM Capital’s program for the past five years and year-to-date are: 8.73% in 2010 (10 months estimate), -5.34% in 2009 and 15.63% in 2008 (five months). The Worst Monthly Percentage Draw-Down of PJM Capital’s program is -1.89% in February 2010. The Worst Peak-to-Valley Draw-Down of PJM Capital’s program is -8.28% from December 2008 to March 2010. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quest Partners, LLC.

The description in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Quest Partners, LLC” is deleted in its entirety.

Ramsey Quantitative Systems, Inc.

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Ramsey Quantitative Systems, Inc.” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to RQSI’s Managed Futures Program through a swap that references such program. The annual rates of return with respect to the RQSI Managed Futures Program for the past five years and year-to-date are: 24.94% in 2010 (10 months estimate), 7.59% in 2009, -2.26% in 2008, 13.06% in 2007, 4.11% in 2006 and 0.21% in 2005. The Worst Monthly Percentage Draw-Down of the Program is -10.02% in August 2008.The Worst Peak-to-Valley Draw-Down of the Program is -24.70% from March 2008 to September 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rhicon Currency Management UK (Ltd)

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Rhicon Currency Management UK (Ltd)” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Rhicon’s Strategic Program through a swap that references such program. The annual rates of return with respect to the Strategic Program for the past five years and year-to-date are: -1.07% in 2010 (10 months estimate), -4.39% in 2009, 14.13% in 2008, 11.66% in 2007, 2.02% in 2006 and 11.49% in 2005. The Worst Monthly Percentage Draw-Down of the Program is -4.26% in April 2005. The Worst Peak-to-Valley Draw-Down of the Program is -6.37% from September 2004 to January 2005. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Trigon Investment Advisors, LLC.

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Trigon Investment Advisors, LLC.” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Trigon’s Macro Program through a swap that references such program. The annual rates of return with respect to the Macro Program for the past five years and year-to-date are: -0.32% in 2010 (10 months estimate), 2.16% in 2009, 14.68% in 2008, -2.41% in 2007, 6.57% in 2006 and -0.91% in 2005. The Worst Monthly Percentage Draw-Down of the Program is -2.92% in June 2008. The Worst Peak-to-Valley Draw-Down of the Program is -5.80% from May 2006 to September 2006. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

TT International Investment Management

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—TT International Investment Management” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to TTI’s TT Europe Program through a swap that references such program. The annual rates of return with respect to the TT Europe Program for the past five years and year-to-date are: 5.26% in 2010 (10 months), 6.10% in 2009, -6.54% in 2008, 2.72% in 2007, 7.05% in 2006 and 15.94% in 2005. The Worst Monthly Percentage Draw-Down of the Program is -7.69% in September 2008. The Worst Peak-to-Valley Draw-Down of the Program is -15.09% from May 2007 to October 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Tudor Investment Corporation

The second paragraph in the Statement of Additional Information under the heading “THE NON-MAJOR REFERENCE PROGRAMS—Frontier Dynamic Series Non-Major Reference Programs—Tudor Investment Corporation.” is deleted in its entirety and replaced with the following:

The Frontier Dynamic Series may commit less than 10% of its assets to obtain exposure to Tudor’s Momentum Program through a swap that references such program. The annual rates of return with respect to the Momentum Program for the past five years and year-to-date are: 3.82% in 2010 (10 months), 1.79% in 2009 and 0.73% in 2008 (one month). The Worst Monthly Percentage Draw-Down of the Program is -8.53% in December 2009. The Worst Peak-to-Valley Draw-Down of the Program is -17.21% from November 2009 to July 2010. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE FUTURES MARKETS

Regulation of Markets

The Dodd-Frank Wall Street Reform and Consumer Protection Act

The recently passed Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) will affect the manner in which over-the-counter swap transactions are traded and the credit risk associated with such trading. Depending upon actions taken by regulatory authorities, these changes may also affect the manner of trading of over-the-counter foreign currency transactions. The general effective date of the derivatives portion of the Dodd-Frank Act is one year following its enactment. Transactions that have been entered into prior to implementation of the provisions of the Dodd-Frank Act will remain in effect. Accordingly, even after the new regulatory framework is fully implemented, the risks of over-the-counter foreign exchange transactions will continue to be considerations with respect to transactions entered into prior to the implementation of the provisions of the Dodd-Frank Act.

In addition, the Dodd-Frank Act requires the CFTC to adopt speculative position limits in certain commodities across futures markets, over-the-counter transactions that perform a significant price discovery function, and contracts traded on a foreign board of trade having direct market access from the U.S. that settle against the price of futures contracts traded on a U.S. market. Such limits may adversely affect the profitability of the Fund. The Dodd-Frank Act’s revisions to the U.S. regulatory framework may cause substantial dislocation and adjustment in trading mechanics and the risk/return characteristics of certain investment instruments.

The Dodd-Frank Act may also require registered investment advisers, such as the Managing Owner, to follow certain more stringent reporting and record keeping requirements, which, depending on the exact nature of the requirements adopted by the relevant regulatory agencies, could create significant additional expenses for the Managing Owner. The effect of any future regulatory change is impossible to predict, but could be substantial and adverse.

VALUE-ADDED MONTHLY INDICES

The tables and notes included in the Statement of Additional Information under the heading “VALUE-ADDED MONTHLY INDICES” are deleted in their entirety and replaced with the following:

The VAMI chart displayed above was prepared using (i) pro forma monthly performance for Frontier Long/Short Commodity Series-1a from March 6, 2006 through June 30, 2010, calculated using the actual trading results for the Frontier Long/Short Commodity Series-1 units, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-1a, and actual monthly performance of the Frontier Long/Short Commodity Series-1a from July 1, 2009 through October 31, 2010 and (ii) the performance of the Stark Non-Financial Trader Index (Long/short commodity index) and TRJ-CRB Total Return Index (Long only commodity index) minus 4.5% (annually), respectively, reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The VAMI chart displayed above was prepared using (i) pro forma monthly performance for Frontier Long/Short Commodity Series-2a from March 6, 2006 through June 30, 2010, calculated using the actual trading results for the Frontier Long/Short Commodity Series-2 units, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-2a, and actual monthly performance of the Frontier Long/Short Commodity Series-2a from July 1, 2009 through October 31, 2010 and (ii) the performance of the Stark Non-Financial Trader Index (Long/short commodity index) and TRJ-CRB Total Return Index (Long only commodity index) minus 2.5% (annually), respectively, reflecting typical wrap-fee-based public managed futures fund fee structures that are not deducted in the CTA index.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Dynamic Series

Historical Allocations Among Trading Advisors

November 2009 – October 2010

The chart displayed above illustrates the allocations of the Frontier Dynamic Series’ assets since inception to various trading programs, based on the proprietary model pursuant to which the Frontier Dynamic Series is managed as such model is currently configured.

SUMMARY PERFORMANCE COMPARISONS

Frontier Diversified Series-1 Summary Performance Comparison: June 2009 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Diversified Series-1 Summary Performance Comparison: June 2009 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Diversified Series-1 Summary Performance Comparison: June 2009 – October 31, 2010

The comparative chart which follows sets forth (i) the rate of return for the Frontier Diversified Series-1 units from June 2009 through October 2010, (ii) the pro forma annualized performance of each trading advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the swap that references a fund managed by Transtrend, in each case adjusted for the fees and expenses associated with an investment in Frontier Diversified Series-1 units and (iii) comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2005 through October 2010. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Diversified Series-1 Program June 9, 2009 – October 31, 2010
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Diversified Series-1	N/A	3.40%	-7.45%	7.98%

Frontier Diversified Series-1 Trading Advisors and Other Programs January 1, 2005 – October 31, 2010
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Major Commodity Trading Advisors:
Cantab Capital Partners LLP[3]	Aristarchus	12.80%	-18.11%	14.57%
Graham Capital Management, L.P.	K4 Program at 150% leverage	5.41%	-24.70%	15.83%
Quantitative Investment Management	Global Program	10.62%	-13.88%	10.16%
Quantmetrics Capital Management	QM Futures Program	7.53%	-5.54%	4.58%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	14.76%	-5.88%	8.61%
Winton Capital Management Ltd.	Diversified Program	8.46%	-10.49%	12.48%
Other Major Reference Programs
Other Reference Programs	Transtrend B.V.’s Diversified Trend Program - Enhanced Risk/USD [5]	10.15%	-19.56%	12.35%
Non-Major Commodity Trading Advisors and Other Non-Major Reference Programs[6]	N/A	15.37%	-8.95%	7.82%

Benchmark Comparisons January 1, 2005 – October 31, 2010
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	0.26%	-13.12%	6.32%
U.S. Stocks	N/A	1.67%	-50.95%	16.57%
U.S. Bonds	N/A	5.69%	-3.82%	3.53%
Hedge Funds	N/A	2.90%	-28.41%	7.85%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Additional information concerning this series and the trading advisors for this series is contained in the Frontier Diversified Series appendix to the prospectus

Managed Futures: Barclay BTOP50 Index® minus 4.5% (annually), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: www. barclayhedge.com.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as maximum draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2005 through October 2010, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Frontier Diversified Series-1 units from June 9, 2009 (when the Frontier Diversified Series began trading) through October 31, 2010.

2.

The actual trading composite results of the Frontier Diversified Series major commodity trading advisors net of fees, pro forma for expenses of the Trust applicable to the Frontier Diversified Series-1 units as set forth in the Break-Even Analysis table in the Frontier Diversified Series Appendix. The pro forma annualized rate of return of the Frontier Diversified Series-2 units will be commensurately higher than that of the Frontier Diversified Series-1 units to the extent that the Frontier Diversified Series-2 expenses are lower than the Frontier Diversified Series-1 expenses as set forth in the Break-Even Analysis table.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.
5.

10% or more of the Frontier Diversified Series Assets will be committed as initial margin, or its equivalent, for strategic investments in one or more swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

6.

The actual performance of the Frontier Diversified Series non-major commodity trading advisors and other non-major reference programs (swaps) adjusted for Frontier Diversified Series-1 fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on October 31, 2010. Not all of the Frontier Diversified Series non-major commodity trading advisors have track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such non-major commodity trading advisors’ program allocations were prorated to the other non-major commodity trading advisors during the months preceding the commencement of their track records.

The chart above was prepared using the pro forma annualized performance of each trading advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the swap that references a fund managed by Transtrend, in each case adjusted for the fees and expenses associated with an investment in Frontier Diversified Series-1 units as set forth in the Break-Even Analysis table in the Frontier Diversified Series Appendix.

Cantab’s track record begins in March 2007.

Tiverton’s track record begins in April 2006.

Frontier Diversified Series-2 Summary Performance Comparison: June 2009 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Diversified Series-2 Summary Performance Comparison: June 2009 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Diversified Series-2 Summary Performance Comparison: June 2009 – October 2010

The comparative chart which follows sets forth (i) the actual rate of return for the Frontier Diversified Series-2 units from June 2009 through October 2010, (ii) the pro forma annualized performance of each trading advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the swap that references a fund managed by Transtrend (to which at least 10% of the Frontier Diversified Series Assets will be committed as initial margin or its equivalent), in each case adjusted for the fees and expenses associated with an investment in Frontier Diversified Series-2 units and (iii) comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2005 through October 2010. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Diversified Series-2 Program June 9, 2009 – October 31, 2010
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Diversified Series-2	N/A	5.19%	-7.18%	8.00%

Frontier Diversified Series-2 Trading Advisors and Other Programs January 1, 2005 – October 31, 2010
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Major Commodity Trading Advisors:
Cantab Capital Partners LLP[3]	Aristarchus	14.96%	-16.23%	14.58%
Graham Capital Management, L.P.	K4 Program at 150% leverage	7.33%	-24.26%	15.85%
Quantitative Investment Management	Global Program	12.67%	-12.34%	10.16%
Quantmetrics Capital Management	QM Futures Program	9.45%	-3.80%	4.57%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	16.94%	-4.83%	8.63%
Winton Capital Management Ltd.	Diversified Program	10.15%	-10.20%	12.37%
Other Major Reference Programs
Other Major Reference Programs	Transtrend’s Diversified Trend Program - Enhanced Risk/USD[5]	11.95%	-17.88%	12.35%
Non-Major Commodity Trading Advisors and Other Non-Major Reference Programs[6]	N/A	17.52%	-8.64%	7.79%

Benchmark Comparisons January 1, 2005 – October 31, 2010
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	2.29%	-10.31%	6.32%
U.S. Stocks	N/A	1.67%	-50.95%	16.57%
U.S. Bonds	N/A	5.69%	-3.82%	3.53%
Hedge Funds	N/A	2.90%	-28.41%	7.85%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Additional information concerning this Series and the trading advisors for this series is contained in the Frontier Diversified Series Appendix to the prospectus.

Managed Futures: Barclay BTOP50 Index® minus 2.5% (annually), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: www. barclayhedge.com.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as maximum draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2005 through October 2010 unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Frontier Diversified Series-2 units from June 9, 2009 (when the Frontier Diversified Series began trading) through October 31, 2010.

2.

The actual trading composite results of the Frontier Diversified Series major commodity trading advisors net of fees, pro forma for expenses of the Trust applicable to the Frontier Diversified Series-2 units as set forth in the Break-Even Analysis table in the Frontier Diversified Series Appendix. The pro forma annualized rate of return of the Frontier Diversified Series-2 units will be commensurately higher than that of the Frontier Diversified Series-1 units to the extent that the Frontier Diversified Series-2 expenses are lower than the Frontier Diversified Series-1 expenses as set forth in the Break-Even Analysis table.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.
5.

10% or more of the Frontier Diversified Series Assets will be committed as initial margin, or its equivalent, for strategic investments in one or more swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

6.

The actual performance of the Frontier Diversified Series non-major commodity trading advisors and other non-major reference programs (swaps) adjusted for Frontier Diversified Series-2 fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on October 31, 2010. Not all of the Frontier Diversified Series non-major commodity trading advisors have track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such non-major commodity advisors’ program allocations were prorated to the other non-major commodity trading advisors during the months preceding the commencement of their track records.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The chart above was prepared using the pro forma annualized performance of each trading advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the swap that references a fund managed by Transtrend, in each case adjusted for the fees and expenses associated with an investment in Frontier Diversified Series-2 units as set forth in the Break-Even Analysis table in the Frontier Diversified Series Appendix.

Cantab’s track record begins in March 2007.

Tiverton’s track record begins in April 2006.

Frontier Masters Series-1 Summary Performance Comparison: June 2009 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Masters Series-1 Summary Performance Comparison: June 2009 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Masters Series-1 Summary Performance Comparison: June 2009 – October 2010

The comparative chart which follows sets forth the actual rate of return for the Frontier Masters Series-1 units from June 2009 through October 2010 and the pro forma annualized rate of return for the trading program to be used for the Frontier Masters Series-1 units as well as the comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2005 through October 2010. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Masters Series-1 Program June 9, 2009 – October 31, 2010
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Masters Series-1	N/A	2.39%	-9.41%	10.05%

Frontier Masters Series-1 Commodity Trading Advisors January 1, 2005 - October 31, 2010
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Cantab Capital Partners LLP[3]	CCP Quantitative Fund Aristarchus Program	12.31%	-19.31%	14.70%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	14.72%	-5.70%	9.00%
Winton Capital Management Ltd.	Diversified Program	7.61%	-10.87%	12.79%
Other Major Reference Programs
Other Reference Programs	Transtrend B.V.’s Diversified Trend Program - Enhanced Risk/USD[5]	10.75%	-20.19%	12.54%
Benchmark Comparisons January 1, 2005 – October 31, 2010
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	0.26%	-13.12%	6.32%
U.S. Stocks	N/A	1.67%	-50.95%	16.57%
U.S. Bonds	N/A	5.69%	-3.82%	3.53%
Hedge Funds	N/A	2.90%	-28.41%	7.85%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Additional information concerning this series and the trading advisors for this series is contained in the Frontier Masters Series Appendix to the prospectus.

Managed Futures: Barclay BTOP50 Index® minus 4.5% (annually), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: www. barclayhedge.com.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2005 through October 2010, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Frontier Masters Series-1 units from June 9, 2009 (when the Frontier Masters Series began trading) through October 31, 2010.

2.

The actual trading composite results of the advisors’ programs, pro forma for expenses of the Trust applicable to the Frontier Masters Series-1 units as set forth in the Break-Even Analysis table in the Frontier Masters Series Appendix. The pro forma annualized rate of return of the Frontier Masters Series-2 units will be commensurately higher than that of the Frontier Masters Series-1 units shown above to the extent that the Frontier Masters Series-2 expenses are lower than the Frontier Masters Series-1 expenses as set forth in the Break-Even Analysis table.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.
5.

10% or more of the Frontier Masters Series Assets will be committed as initial margin, or its equivalent, for strategic investments in one or more swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The chart above was prepared using the pro forma annualized performance of each trading advisor for the Frontier Masters Series adjusted for the fees and expenses associated with an investment in Frontier Masters Series-1 units as set forth in the Break-Even Analysis table in the Frontier Masters Series Appendix.

Cantab’s track record begins in March 2007.

Tiverton’s track record begins in April 2006.

Frontier Masters Series-2 Summary Performance Comparison: June 2009 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Masters Series-2 Summary Performance Comparison: June 2009 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Masters Series-2 Summary Performance Comparison: June 2009 – October 2010

The comparative chart which follows sets forth the actual rate of return for the Frontier Masters Series-2 units from June 2009 through October 2010 and the pro forma annualized rate of return for the trading program to be used for the Frontier Masters Series-2 units as well as the comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2005 through October 31 2010. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Masters Series-2 Program June 9, 2009 – October 31, 2010
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Masters Series-2	N/A	4.16%	-9.03%	10.09%

Frontier Masters Series-2 Commodity Trading Advisors January 1, 2005 – October 31, 2010
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Cantab Capital Partners LLP[3]	Aristarchus Program	14.40%	-17.50%	14.70%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	16.83%	-4.75%	9.01%
Winton Capital Management Ltd.	Diversified Program	9.28%	-10.59%	12.67%
Other Major Reference Programs
Other Reference Programs	Transtrend B.V.’s Diversified Trend Program - Enhanced Risk/USD[5]	12.76%	-18.64%	12.54%
Benchmark Comparisons January 1, 2005 – October 31, 2010
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	2.29%	-10.31%	6.32%
U.S. Stocks	N/A	1.67%	-50.95%	16.57%
U.S. Bonds	N/A	5.69%	-3.82%	3.53%
Hedge Funds	N/A	2.90%	-28.41%	7.85%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Additional information concerning this series and the trading advisors for this series is contained in the Frontier Masters Series Appendix to the prospectus.

Managed Futures: Barclay BTOP50 Index® minus 2.5% (annually), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: www. barclayhedge.com.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as maximum draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2005 through October 2010, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Frontier Masters Series-2 units from June 9, 2009 (when the Frontier Masters Series began trading) through October 31, 2010.

2.

The actual trading composite results of the advisors’ programs, pro forma for expenses of the Trust applicable to the Frontier Masters Series-2 units as set forth in the Break-Even Analysis table in the Frontier Masters Series Appendix. The pro forma annualized rate of return of the Frontier Masters Series-2 units will be commensurately higher than that of the Frontier Masters Series-1 units shown above to the extent that the Frontier Masters Series-2 expenses are lower than the Frontier Masters Series-1 expenses as set forth in the Break-Even Analysis table.

3.	Cantab’s track record begins in March 2007.
4.	Tiverton’s track record begins in April 2006.
5.

10% or more of the Frontier Masters Series Assets will be committed as initial margin, or its equivalent, for strategic investments in one or more swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

The chart above was prepared using the pro forma annualized performance of each trading advisor for the Frontier Masters Series adjusted for the fees and expenses associated with an investment in Frontier Masters Series-2 units as set forth in the Break-Even Analysis table in the Frontier Masters Series Appendix.

Cantab’s track record begins in March 2007.

Tiverton’s track record begins in April 2006.

Frontier Long/Short Commodity Series-1a Summary Performance Comparison: March 2006 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Long/Short Commodity Series-1a Summary Performance Comparison: March 2006 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Long/Short Commodity Series-1a Summary Performance Comparison: March 2006 – October 2010

The comparative chart which follows sets forth a combination of pro forma and actual annualized rate of return for the Frontier Long/Short Commodity Series-1a from March 6, 2006 through October 2010, the pro forma annualized rate of return for each trading program to be used by the trading advisors for the Frontier Long/Short Commodity Series-1a from January 2005 through October 2010, as well as the comparative rates of return earned by the managed futures, stock and bond asset classes from January 2005 through October 2010. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Long/Short Commodity Series-1a Program March 6, 2006 – October 31, 2010
	Program	Pro Forma Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Long/Short Commodity Series-1a	N/A	4.78%	-12.09%	9.43%
Frontier Long/Short Commodity Series-1a Commodity Trading Advisors January 1, 2005 – October 31, 2010
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Beach Horizon LLP[3]	Beach Horizon Fund Limited	14.07%	-17.53%	19.85%
Global Advisors Limited[3]	Global Commodity Systematic	9.41%	-20.86%	13.77%
Mesirow Financial Commodities Management, LLC[3]	Absolute Return Strategy	10.14%	-6.78%	6.16%
Red Oak Commodity Advisors, Inc.	Fundamental Trading	13.23%	-25.91%	17.90%
Rosetta Capital Management, LLC	Rosetta Trading Program	14.78%	-19.75%	20.26%
Strategic Ag Trading	Grains	7.53%	-22.82%	16.47%
Non-Major Commodity Trading Advisors	N/A	21.46%	-21.17%	19.19%
Benchmark Comparisons January 1, 2005 – October 31, 2010
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	2.85%	-12.46%	7.05%
U.S. Stocks	N/A	1.67%	-50.95%	16.57%
U.S. Bonds	N/A	5.69%	-3.82%	3.53%
Hedge Funds	N/A	2.90%	-28.41%	7.85%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Additional information, including monthly rates of return, concerning this series and the trading advisors for this series is contained in the Frontier Long/Short Commodity Series Appendix to the prospectus.

Managed Futures: Stark Non-Financial Trader Index minus 4.5% (annualized), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as maximum draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2005 – October 2010, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The pro forma annualized rate of return is calculated using the actual trading results for the Frontier Long/Short Commodity Series-1 units from March 6, 2006, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-1a units, and actual trading results for the Long/Short Commodity Series-1a units from July 1, 2009 through October 31, 2010.

2.

The actual trading composite results of the Frontier Long/Short Commodity Series trading advisors net of fees, pro forma for expenses of the Trust applicable to the Frontier Long/Short Commodity Series 1a units as set forth in the Break-Even Analysis table in the Frontier Long/Short Commodity Series Appendix. The actual annualized rate of return of the Frontier Long/Short Commodity Series 2a units will be commensurately higher than that of the Frontier Long/Short Commodity Series 1a units shown above to the extent that the Frontier Long/Short Commodity Series 2a expenses are lower than the Frontier Long/Short Commodity Series 1a expenses as set forth in the Break-Even Analysis table.

3.

The Beach Horizon program, the Global Advisors Global Commodity Systematic program, and the Mesirow Absolute Return Strategy program have shorter track records than the time period indicated. The Beach Horizon program began trading in May 2005. Global Advisors began trading pursuant to its Global Commodity Systematic program in July 2005. Mesirow began trading pursuant to its Absolute Return Strategy program in June 2005.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The chart above was prepared using the pro forma annualized performance of each trading advisor for the Frontier Long/Short Commodity Series that is currently designated as a major commodity trading advisor adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-1a units as set forth in the Break-Even Analysis table in the Frontier Long/Short Commodity Series Appendix.

The Beach Horizon program began trading in May 2005.

Global Advisors began trading pursuant to its Global Commodity Systematic program in July 2005.

Mesirow began trading pursuant to its Absolute Return Strategy program in June 2005.

Frontier Long/Short Commodity Series-2a Summary Performance Comparison: March 2006—October 2010

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Long/Short Commodity Series-2a Summary Performance Comparison: March 2006 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Long/Short Commodity Series-2a Summary Performance Comparison: March 2006 – October 2010

The comparative chart which follows sets forth a combination of pro forma and actual annualized rate of return for the Frontier Long/Short Commodity Series-2a from March 6, 2006 through October 2010, the pro forma annualized rate of return for each trading program to be used by the Trading Advisors for the Frontier Long/Short Commodity Series-2a from January 2005 through October 2010, as well as the comparative rates of return earned by the managed futures, stock and bond asset classes from January 2005 through October 2010. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Long/Short Commodity Series-2a Program March 6, 2006 – October 31, 2010
	Program	Pro Forma Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Long/Short Commodity Series-2a	N/A	7.46%	-11.03%	9.42%

Frontier Long/Short Commodity Series-2a Commodity Trading Advisors January 1, 2005 – October 31, 2010:
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Beach Horizon LLP[3]	Beach Horizon Fund Limited	15.88%	-15.49%	19.87%
Global Advisors Limited[3]	Global Commodity Systematic	11.19%	-19.78%	13.76%
Mesirow Financial Commodities Management, LLC[3]	Absolute Return Strategy	12.09%	-4.48%	6.17%
Red Oak Commodity Advisors, Inc.	Fundamental Trading	14.68%	-25.22%	17.47%
Rosetta Capital Management, LLC	Rosetta Trading Program	16.58%	-17.90%	20.28%
Strategic Ag Trading	Grains	10.43%	-21.19%	16.52%
Non-Major Commodity Trading Advisors	N/A	24.30%	-20.22%	19.19%
Benchmark Comparisons January 1, 2005 – October 31, 2010
	Program	Annualized Rate of Return	Worst Historical Loss	Standard Deviation
Managed Futures	N/A	4.92%	-10.38%	7.05%
U.S. Stocks	N/A	1.67%	-50.95%	16.57%
U.S. Bonds	N/A	5.69%	-3.82%	3.53%
Hedge Funds	N/A	2.90%	-28.41%	7.85%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Additional information, including monthly rates of return, concerning this series and the trading advisors for this series is contained in the Frontier Long/Short Commodity Series Appendix in the prospectus.

Managed Futures: Stark Non-Financial Trader Index minus 2.5% (annualized), reflecting typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2005 – October 2010, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The pro forma annualized rate of return is calculated using the actual trading results for the Frontier Long/Short Commodity Series-2 units from March 6, 2006 through October 31, 2010, adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-2a units, and actual trading results for the Long/Short Commodity Series-2a units from July 1, 2009 through October 31, 2010.

2.

The actual trading composite results of the Frontier Long/Short Commodity Series trading advisors net of fees, pro forma for expenses of the Trust applicable to the Frontier Long/Short Commodity Series 2a units as set forth in the Break-Even Analysis table in the Frontier Long/Short Commodity Series Appendix. The actual annualized rate of return of the Frontier Long/Short Commodity Series 2a units will be commensurately higher than that of the Frontier Long/Short Commodity Series 1a units shown above to the extent that the Frontier Long/Short Commodity Series 2a expenses are lower than the Frontier Long/Short Commodity Series 1a expenses as set forth in the Break-Even Analysis table.

3.

The Beach Horizon program, the Global Advisors Global Commodity Systematic program, and the Mesirow Absolute Return Strategy program have shorter track records than the time period indicated. The Beach Horizon program began trading in May 2005. Global Advisors began trading pursuant to its Global Commodity Systematic program in July 2005. Mesirow began trading pursuant to its Absolute Return Strategy program in June 2005.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The chart above was prepared using the pro forma annualized performance of each trading advisor for the Frontier Long/Short Commodity Series that is currently designated as a “major commodity trading advisor” adjusted for the fees and expenses associated with an investment in Frontier Long/Short Commodity Series-2a units as set forth in the Break-Even Analysis table in the Frontier Long/Short Commodity Series Appendix.

The Beach Horizon program began trading in May 2005.

Global Advisors began trading pursuant to its Global Commodity Systematic program in July 2005.

Mesirow began trading pursuant to its Absolute Return Strategy program in June 2005.

Frontier Dynamic Series-1 Summary Performance Comparison: June 2009 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Dynamic Series-1 Summary Performance Comparison: June 2009 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Dynamic Series-1 Summary Performance Comparison: June 2009 – October 2010

The comparative chart which follows sets forth (i) the actual rate of return for the Frontier Dynamic Series-1 units from June 2009 through October 2010 and (ii) comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2005 through October 2010. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Dynamic Series-1 Program June 9, 2009 – October 31, 2010
	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Dynamic Series-1	-5.52%	-11.65%	4.77%
Benchmark Comparisons January 1, 2005 – October 31, 2010
Managed Futures	0.26%	-13.12%	6.32%
U.S. Stocks	1.67%	-50.95%	16.57%
U.S. Bonds	5.69%	-3.82%	3.53%
Hedge Funds	2.90%	-28.41%	7.85%

Additional information concerning this series and the trading advisors for this series is contained in the Frontier Dynamic Series Appendix to the prospectus.

Managed Futures: Barclay BTOP50 Index® minus 4.5% (annually), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: www. barclayhedge.com.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2005 through October 2010 unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Frontier Dynamic Series-1 units from June 9, 2009 (when the Frontier Dynamic Series began trading) through October 31, 2010.

Frontier Dynamic Series-2 Summary Performance Comparison: June 2009 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “SUMMARY PERFORMANCE COMPARISONS—Frontier Dynamic Series-2 Summary Performance Comparison: June 2009 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Dynamic Series-2 Summary Performance Comparison: June 2009 – October 2010

The comparative chart which follows sets forth (i) the actual rate of return for the Frontier Dynamic Series-2 units from June 2009 through October 2010 and (ii) comparative rates of return earned by the managed futures, stock, bond and hedge fund asset classes from January 2005 through October 2010. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Dynamic Series-2 Program June 9, 2009 – October 31, 2010
	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Frontier Dynamic Series-2	-3.95%	-9.94%	4.79%
Benchmark Comparisons January 1, 2005 – October 31, 2010
Managed Futures	2.29%	-10.31%	6.32%
U.S. Stocks	1.67%	-50.95%	16.57%
U.S. Bonds	5.69%	-3.82%	3.53%
Hedge Funds	2.90%	-28.41%	7.85%

Additional information concerning this series and the trading advisors for this series is contained in the Frontier Dynamic Series Appendix to the prospectus.

Managed Futures: Barclay BTOP50 Index® minus 2.5% (annually), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: www. barclayhedge.com.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis from January 2005 through October 2010, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Frontier Dynamic Series-2 Units from June 9, 2009 (when the Frontier Dynamic Series began trading) through October 31, 2010.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Managed Futures: Barclay BTOP50 Index®. Source: www.barclayhedge.com.

U.S. Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

U.S. Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index. Source: www.hedgeindex.com.

CORRELATIONS

Frontier Diversified Series-1 Correlation Table: January 2005 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “CORRELATIONS—Frontier Diversified Series-1 Correlation Table: January 2005 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Diversified Series-1 Correlation Table: January 2005 – October 2010

Correlation coefficient January 2005 to October 2010	Cantab¹	Graham	QIM	QuantMetrics	Tiverton[2]	Transtrend	Winton

Cantab¹	1.00

Graham	0.50	1.00

QIM	0.04	-0.13	1.00

QuantMetrics	0.19	-0.03	-0.04	1.00

Tiverton [2]	0.45	0.42	0.09	0.42	1.00

Transtrend	0.61	0.73	0.02	-0.11	0.34	1.00

Winton	0.56	0.58	-0.10	0.02	0.42	0.65	1.00

The correlation table displayed above was prepared using the pro forma performance of each trading advisor for the Frontier Diversified Series that is currently designated as a “major commodity trading advisor” or “major reference program” taking into account the fees associated with an investment in Frontier Diversified Series-1 units as set forth in the Frontier Diversified Series Appendix.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r = 0, there is no relationship between variables x and y. The time period of analysis is January 2005 – October 2010, unless otherwise noted.

1.	Cantab’s track record begins in March 2007.
2.	Tiverton’s track record begins in April 2006.

Frontier Diversified Series-2 Correlation Table: January 2005 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “CORRELATIONS—Frontier Diversified Series-2 Correlation Table: January 2005 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Diversified Series-2 Correlation Table: January 2005 – October 2010

Correlation coefficient January 2005 to October 2010	Cantab¹	Graham	QIM	QuantMetrics	Tiverton[2]	Transtrend[3]	Winton

Cantab¹	1.00

Graham	0.50	1.00

QIM	0.04	-0.13	1.00

QuantMetrics	0.19	-0.03	-0.04	1.00

Tiverton [2]	0.45	0.43	0.08	0.42	1.00

Transtrend [3]	0.61	0.73	0.01	-0.11	0.35	1.00

Winton	0.56	0.58	-0.10	0.02	0.43	0.65	1.00

The correlation table displayed above was prepared using the pro forma performance of each trading advisor for the Frontier Diversified Series that is currently designated as a major commodity trading advisor or major reference program taking into account the fees associated with an investment in Frontier Diversified Series-2 units as set forth in the Frontier Diversified Series Appendix.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r = 0, there is no relationship between variables x and y. The time period of analysis is January 2005 – October 2010, unless otherwise noted.

1.	Cantab’s track record begins in March 2007.
2.	Tiverton’s track record begins in April 2006.

Frontier Masters Series-1 Correlation table: January 2005 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “CORRELATIONS—Frontier Masters Series-1 Correlation table: January 2005 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Masters Series-1 Correlation table: January 2005 – October 2010

Correlation Coefficient January 2005 to October 2010	Cantab¹	Tiverton²	Transtrend	Winton

Cantab¹	1.00

Tiverton²	0.45	1.00

Transtrend	0.61	0.33	1.00

Winton	0.57	0.41	0.63	1.00

The correlation table displayed above was prepared using the pro forma performance of each trading advisor for the Frontier Masters Series that is currently designated as a major commodity trading advisor or major reference program taking into account the fees associated with an investment in Frontier Masters Series-1 as set forth in the Frontier Masters Series Appendix.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r = 0, there is no relationship between variables x and y. The time period of analysis is January 2005 – October 2010, unless otherwise noted.

1.	Cantab’s track record begins in March 2007.
2.	Tiverton’s track record begins in April 2006.

Frontier Masters Series-2 Correlation table: January 2005 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “CORRELATIONS—Frontier Masters Series-2 Correlation table: January 2005 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Masters Series-2 Correlation table: January 2005 – October 2010

Correlation Coefficient January 2005 to October 2010	Cantab¹	Tiverton²	Transtrend	Winton

Cantab¹	1.00

Tiverton²	0.45	1.00

Transtrend	0.61	0.33	1.00

Winton	0.57	0.41	0.63	1.00

The correlation table displayed above was prepared using the pro forma performance of each trading advisor for the Frontier Masters Series that is currently designated as a major commodity trading advisor or major reference program taking into account the fees associated with an investment in Frontier Masters Series-2 as set forth in the Frontier Masters Series Appendix.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r = 0, there is no relationship between variables x and y. The time period of analysis is January 2005 – October 2010, unless otherwise noted.

1.	Cantab’s track record begins in March 2007.
2.	Tiverton’s track record begins in April 2006.

Frontier Long/Short Commodity Series-1a Correlation Table: January 2005 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “CORRELATIONS—Frontier Long/Short Commodity Series-1a Correlation Table: January 2005 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Long/Short Commodity Series-1a Correlation Table: January 2005 – October 2010

Correlation Coefficient January 2005 October 2010	Beach¹	Global Advisors[2]	Mesirow[3]	Red Oak	Rosetta	Strategic Ag

Beach¹	1.00

Global Advisors[2]	0.71	1.00

Mesirow [3]	0.22	0.22	1.00

Red Oak	0.46	0.44	0.19	1.00

Rosetta	0.35	0.18	0.26	0.16	1.00

Strategic Ag	0.27	0.20	0.10	0.14	0.25	1.00

The correlation table displayed above was prepared using the pro forma performance of each trading advisor for the Frontier Long/Short Commodity Series that is currently designated as a major commodity trading advisor taking into account the fees associated with an investment in Frontier Long/Short Commodity Series-1a as set forth in the Frontier Long/Short Commodity Series Appendix.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r = 0, there is no relationship between variables x and y. The time period of analysis is January 2005 – October 2010, unless otherwise noted.

1.	Beach Horizon’s track record begins in May 2005.
2.	Global Advisor’s track record begins in July 2005.
3.	Mesirow’s track record begins in June 2005.

Frontier Long/Short Commodity Series-2a Correlation Table: January 2005 – October 2010

The tables and notes included in the Statement of Additional Information under the heading “CORRELATIONS—Frontier Long/Short Commodity Series-2a Correlation Table: January 2005 – January 2010” are deleted in their entirety and replaced with the following:

Frontier Long/Short Commodity Series-2a Correlation Table: January 2005 – October 2010

Correlation Coefficient January 2005 to October 2010	Beach¹	Global Advisors[2]	Mesirow[3]	Red Oak	Rosetta	Strategic Ag

Beach¹	1.00

Global Advisors[2]	0.71	1.00

Mesirow [3]	0.21	0.22	1.00

Red Oak	0.45	0.45	0.21	1.00

Rosetta	0.35	0.18	0.26	0.12	1.00

Strategic Ag	0.28	0.20	0.10	0.13	0.25	1.00

The correlation table displayed above was prepared using the pro forma performance of each trading advisor for the Frontier Long/Short Commodity Series that is currently designated as a major commodity trading advisor taking into account the fees associated with an investment in Frontier Long/Short Commodity Series-2a as set forth in the Frontier Long/Short Commodity Series Appendix.

Correlation coefficient: The correlation coefficient, r, indicates both the strength and direction of the relationship between the independent and dependent variables. Values of r range from -1.0, a strong negative relationship, to +1.0, a strong positive relationship. When r = 0, there is no relationship between variables x and y. The time period of analysis is January 2005 – October 2010, unless otherwise noted.

1.	Beach Horizon’s track record begins in May 2005.
2.	Global Advisor’s track record begins in July 2005.
3.	Mesirow’s track record begins in June 2005.

MANAGED FUTURES INDUSTRY INFORMATION

Managed Futures Performance and Risk Measurements versus other Alternative Asset Classes.

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Managed Futures Performance and Risk Measurements versus other Alternative Asset Classes” is hereby deleted in its entirety and replaced with the following:

Managed Futures Performance and Risk Measurements vs. Other Asset Classes

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Historical Correlation of Various Asset Classes to Equities

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Historical Correlation of Various Asset Classes to Equities” is hereby deleted in its entirety and replaced with the following:

Historical Correlation of Various Asset Classes to Equities

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Historical Correlation of Managed Futures vs. Various Asset Classes

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Historical Correlation of Managed Futures vs. Various Asset Classes” is hereby deleted in its entirety and replaced with the following:

Historical Correlation of Various Asset Classes to Managed Future

January 2000 – September 2010

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Managed Futures vs. Equities

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Managed Futures vs. Equities” is hereby deleted in its entirety and replaced with the following:

30-Year Performance of Managed Futures, Equities, and Long Only Commodities

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

10-Year Performance of Managed Futures, Equities, and Long Only Commodities

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

How Have Managed Futures Performed When Equities Are Doing Well?

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—How Have Managed Futures Performed When Equities Are Doing Well?” is hereby deleted in its entirety and replaced with the following:

The Performance of Managed Futures

When Equities Are Doing Well

Managed futures have historically performed independently of equities and bonds. The potential to benefit from bullish or bearish markets is a strong reason to include managed futures in a portfolio.

Managed Futures Performance During Equity Up Markets

(with increases of at least 5% per month) January 1980 – September 2010

61% of months when equities are up 5% or more, managed futures are up.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

How About During Equity Down Markets?

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—How About During Equity Down Markets?” is hereby deleted in its entirety and replaced with the following:

The Performance of Managed Futures

During Equity Down Markets

Managed Futures Performance During Equity Down Markets

(with declines of at least 5% per month) January 1980 – September 2010

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following table and notes are hereby added to the Statement of Additional Information:

Managed Futures Returns During

Five Worst Equity Drawdowns

The selected periods are used for illustrative purposes only and may not correspond with the precise starting and ending dates surrounding any particular period of crisis, real or perceived.

See the section entitled “Descriptions of Indices & Definitions of Terms” for a fuller description of each of the indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Managed Futures and Equities—Five-year and ten-year rolling correlation

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Managed Futures and Equities– Five-year and ten-year rolling correlation” is hereby deleted in its entirety and replaced with the following:

MANAGED FUTURES AND EQUITIES

Five-year and ten-year year rolling correlation

December 1984 – September 2010

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: www.morningstar.com.

Equities: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Managed Futures and Equities—Twelve-month rolling correlation

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Managed Futures and Equities—Twelve-month rolling correlation” is hereby deleted in its entirety and replaced with the following:

MANAGED FUTURES AND EQUITIES

Twelve-month rolling correlation

December 1980 – September 2010

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: www.morningstar.com.

Equities: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Managed Futures Correlation in Bull and Bear Markets

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Managed Futures Correlation in Bull and Bear Markets” is hereby deleted in its entirety and replaced with the following:

MANAGED FUTURES CORRELATION IN BULL AND BEAR MARKETS

January 2000 – September 2010

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: www.morningstar.com.

Equities: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following table and notes are hereby added to the Statement of Additional Information:

30-Year Rolling Volatility of Managed Futures,

Equities, and Long Only Commodities

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Performance Comparison of Managed Futures and Stocks

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Performance Comparison of Managed Futures and Stocks” is hereby deleted in its entirety and replaced with the following:

Monthly Performance Direction of

Managed Futures and Equities

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Correlation Coefficient

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Correlation Coefficient” is hereby deleted in its entirety and replaced with the following:

Correlation Coefficient Jan-2005 to Sep-2010	Managed Futures	Hedge Funds	U.S. Stocks	U.S. Bonds

Managed Futures	1.00

Hedge Funds	0.00	1.00

U.S. Stocks	-0.09	0.77	1.00

U.S. Bonds	-0.09	0.16	0.16	1.00

Managed Futures: Dow Jones Credit Suisse AllHedge Managed Futures IndexSM, formerly known as Credit Suisse/Tremont Managed Futures Sector Invest Index.

Hedge Funds: Dow Jones Credit Suisse AllHedge IndexSM, formerly known as Credit Suisse/Tremont Allhedge Index.

Stocks: S&P 500® Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Barclays Capital U.S. Aggregate Bond Index®. Source: Pertrac Financial Solutions.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Barclay BTOP 50 Index VAMI

The table and notes included in the Statement of Additional Interest under the heading “MANAGED FUTURES INDUSTRY INFORMATION—Barclay BTOP 50 Index VAMI” is hereby deleted in its entirety and replaced with the following:

Barclay BTOP 50 Index VAMI

Monthly, December 1994 – September 2010

Managed Futures: Barclay BTOP50 Index. Source: Pertrac Financial Solutions.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS